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                           LOAN AND SECURITY AGREEMENT

                           Dated as of July 25, 2000

                                     Among

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 AS THE LENDERS

                                      and

                             BANK OF AMERICA, N.A.

                                  AS THE AGENT

                                      and

                                 WORLDTEX, INC.

                       REGAL MANUFACTURING COMPANY, INC.

                      ELASTIC CORPORATION OF AMERICA, INC.

                    WILLCOX & GIBBS FILIX OF DELAWARE, INC.

                         REGAL YARNS OF ARGENTINA, INC.

                              WTX COLOMBIA I, INC.

                             WTX COLOMBIA II, INC.

                                AS THE BORROWERS

                                TABLE OF CONTENTS
SECTION                                                                   PAGE

ARTICLE 1   INTERPRETATION OF THIS AGREEMENT...............................  1
      1.1   Definitions....................................................  1
      1.2   Accounting Terms............................................... 26
      1.3   Interpretive Provisions........................................ 27
ARTICLE 2   LOANS AND LETTERS OF CREDIT.................................... 27
      2.1   Total Facility................................................. 27
      2.2   Revolving Loans................................................ 28
      2.3   Term Loans..................................................... 34
      2.4   Letters of Credit.............................................. 35
      2.5   Bank Products.................................................. 42
ARTICLE 3   INTEREST AND FEES.............................................. 43
      3.1   Interest....................................................... 43
      3.2   Continuation and Conversion Elections.......................... 43
      3.3   Maximum Interest Rate.......................................... 45
      3.4   Closing Fee.................................................... 45
      3.5   Unused Line Fee................................................ 45
      3.6   Letter of Credit Fee........................................... 46
ARTICLE 4   PAYMENTS AND PREPAYMENTS....................................... 46
      4.1   Revolving Loans................................................ 46
      4.2   Termination of Facility........................................ 47
      4.3   Repayment of Term Loans........................................ 47
      4.4   Voluntary Prepayments of the Term Loans........................ 47
      4.5   Mandatory Prepayments of the Term Loans........................ 47
      4.6   Payments by the Borrowers...................................... 48
      4.7   Payments as Revolving Loans.................................... 48
      4.8   Apportionment, Application and Reversal of Payments............ 49
      4.9   Indemnity for Returned Payments................................ 49
      4.10  Agent's and Lenders' Books and Records; Monthly
            Statements..................................................... 50
ARTICLE 5   TAXES, YIELD PROTECTION AND ILLEGALITY......................... 50
      5.1   Taxes.......................................................... 50
      5.2   Illegality..................................................... 51
      5.3   Increased Costs and Reduction of Return........................ 51
      5.4   Funding Losses................................................. 52
      5.5   Inability to Determine Rates................................... 52
      5.6   Certificates of Lenders........................................ 53
      5.7   Survival....................................................... 53
ARTICLE 6   COLLATERAL..................................................... 53
      6.1   Grant of Security Interest..................................... 53
      6.2   Perfection and Protection of Security Interest................. 55
      6.3   Location of Collateral......................................... 56
      6.4   Title to, Liens on, and Sale and Use of Collateral............. 56

      6.5   Appraisals..................................................... 56
      6.6   Access and Examination; Confidentiality; Consent to
            Advertising.................................................... 57
      6.7   Collateral Reporting........................................... 58
      6.8   Accounts....................................................... 58
      6.9   Collection of Accounts; Payments............................... 60
      6.10  Inventory; Perpetual Inventory................................. 61
      6.11  Equipment...................................................... 61
      6.12  Assigned Contracts............................................. 62
      6.13  Documents, Instruments, and Chattel Paper...................... 63
      6.14  Right to Cure.................................................. 63
      6.15  Power of Attorney.............................................. 63
      6.16  The Agent's and Lenders' Rights, Duties and
            Liabilities.................................................... 64
      6.17  Site Visits, Observations and Testing.......................... 64
ARTICLE 7   BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.............. 65
      7.1   Books and Records.............................................. 65
      7.2   Financial Information.......................................... 65
      7.3   Notices to Lenders............................................. 68
ARTICLE 8   GENERAL WARRANTIES AND REPRESENTATIONS......................... 70
      8.1   Authorization, Validity, and Enforceability of this
            Agreement and the Loan Documents............................... 70
      8.2   Validity and Priority of Security Interest..................... 71
      8.3   Organization and Qualification................................. 71
      8.4   Corporate Name; Prior Transactions............................. 71
      8.5   Subsidiaries................................................... 71
      8.6   Financial Statements and Projections........................... 71
      8.7   Capitalization................................................. 72
      8.8   Solvency....................................................... 72
      8.9   Debt........................................................... 72
      8.10  Distributions.................................................. 72
      8.11  Title to Property.............................................. 73
      8.12  Real Estate; Leases............................................ 73
      8.13  Proprietary Rights............................................. 73
      8.14  Trade Names.................................................... 73
      8.15  Litigation..................................................... 73
      8.16  Restrictive Agreements......................................... 74
      8.17  Labor Disputes................................................. 74
      8.18  Environmental Laws............................................. 74
      8.19  No Violation of Law............................................ 75
      8.20  No Default..................................................... 75
      8.21  ERISA Compliance............................................... 75
      8.22  Taxes.......................................................... 76
      8.23  Regulated Entities............................................. 76
      8.24  Use of Proceeds; Margin Regulations............................ 77
      8.25  Copyrights, Patents, Trademarks and Licenses, etc.............. 77
      8.26  No Material Adverse Change..................................... 77

      8.27  Full Disclosure................................................ 77
      8.28  Material Agreements............................................ 77
      8.29  Bank Accounts.................................................. 78
      8.30  Governmental Authorization..................................... 78
ARTICLE 9   AFFIRMATIVE AND NEGATIVE COVENANTS............................. 78
      9.1   Taxes and Other Obligations.................................... 78
      9.2   Corporate Existence and Good Standing.......................... 78
      9.3   Compliance with Law and Agreement; Maintenance of
            Licenses....................................................... 79
      9.4   Maintenance of Property........................................ 79
      9.6   Condemnation................................................... 80
      9.7   Environmental Laws............................................. 81
      9.8   Compliance with ERISA.......................................... 82
      9.9   Mergers, Consolidations or Sales............................... 82
      9.10  Distributions; Capital Change; Restricted Investments.......... 82
      9.11  Transactions Affecting Collateral or Obligations............... 83
      9.12  Guaranties..................................................... 83
      9.13  Debt........................................................... 83
      9.14  Prepayment..................................................... 84
      9.15  Transactions with Affiliates................................... 84
      9.16  Investment Banking and Finder's Fees........................... 84
      9.17  ]Intentionally Omitted......................................... 84
      9.18  Business Conducted............................................. 84
      9.19  Liens.......................................................... 84
      9.20  Sale and Leaseback Transactions................................ 85
      9.21  New Subsidiaries............................................... 85
      9.22  Fiscal Year.................................................... 85
      9.23  Capital Expenditures........................................... 85
      9.24  Operating Lease Obligations.................................... 85
      9.25  Minimum EBITDA................................................. 85
      9.26  [Intentionally Omitted]........................................ 86
      9.27  Total Availability............................................. 86
      9.28  Use of Proceeds................................................ 86
      9.29  Further Assurances............................................. 86
ARTICLE 10  CONDITIONS OF LENDING.......................................... 86
      10.1  Conditions Precedent to Making of Loans on the
            Closing Date................................................... 86
      10.2  Conditions Precedent to Making of Additional Term
            Loans on the Term Loan Second Funding Date..................... 88
      10.3  Conditions Precedent to Each Loan.............................. 89
ARTICLE 11  DEFAULT; REMEDIES.............................................. 90
      11.1  Events of Default.............................................. 90
      11.2  Remedies....................................................... 93
ARTICLE 12  TERM AND TERMINATION........................................... 94
      12.1  Term and Termination........................................... 94

ARTICLE 13  AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS... 95
      13.1  Amendments and Waivers......................................... 95
      13.2  Assignments; Participations.................................... 96
ARTICLE 14  THE AGENT...................................................... 99
      14.1  Appointment and Authorization.................................. 99
      14.2  Delegation of Duties........................................... 99
      14.3  Liability of Agent.............................................100
      14.4  Reliance by Agent..............................................100
      14.5  Notice of Default..............................................100
      14.6  Credit Decision................................................101
      14.7  Indemnification................................................101
      14.8  Agent in Individual Capacity...................................102
      14.9  Successor Agent................................................102
      14.10 Withholding Tax................................................102
      14.11 Collateral Matters.............................................103
      14.12 Restrictions on Actions by Lenders; Sharing of
            Payments.......................................................104
      14.13 Agency for Perfection..........................................105
      14.14 Payments by Agents to Lenders..................................105
      14.15 Concerning the Collateral and the Related Loan
            Documents......................................................106
      14.16 Field Audit and Examination Reports; Disclaimer by
            Lenders........................................................106
      14.17 Relation Among Lenders.........................................106
ARTICLE 15  MISCELLANEOUS..................................................107
      15.1  No Waivers; Cumulative Remedies................................107
      15.2  Severability...................................................107
      15.3  Governing Law; Choice of Forum; Service of Process.............107
      15.4  WAIVER OF JURY TRIAL...........................................108
      15.5  Survival of Representations and Warranties.....................109
      15.6  Other Security and Guaranties..................................109
      15.7  Fees and Expenses..............................................109
      15.8  Notices........................................................110
      15.9  Waiver of Notices..............................................111
      15.10 Binding Effect.................................................111
      15.11 Indemnity of the Agent and the Lenders by the Borrower.........111
      15.12 Limitation of Liability........................................112
      15.13 Final Agreement................................................112
      15.14 Counterparts...................................................113
      15.15 Captions.......................................................113
      15.16 Right of Setoff................................................113
      15.17 Joint and Several Liability....................................113
      15.18 Contribution and Indemnification among the Borrowers...........115
      15.19 Agency of the Parent for each other Borrower...................115

                             EXHIBITS AND SCHEDULES

EXHIBIT A - FORM OF TERM NOTE

EXHIBIT B - FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C - FINANCIAL STATEMENTS

EXHIBIT D - FORM OF NOTICE OF BORROWING

EXHIBIT E - FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT F - FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

SCHEDULE 1.1 - ASSIGNED CONTRACTS

SCHEDULE 2.3 - EXISTING LETTERS OF CREDIT

SCHEDULE 6.3  - LOCATION OF COLLATERAL AND CHIEF EXECUTIVE  OFFICE

SCHEDULE 8.3  - ORGANIZATION  AND   QUALIFICATIONS

SCHEDULE 8.4  - CORPORATE  NAMES;   PRIOR TRANSACTIONS

SCHEDULE 8.5  - SUBSIDIARIES

SCHEDULE 8.9  - DEBT

SCHEDULE 8.11 - LIENS

SCHEDULE 8.12 - REAL ESTATE;  LEASES

SCHEDULE 8.13 - PROPRIETARY  RIGHTS

SCHEDULE 8.14 - TRADE NAMES

SCHEDULE 8.15 - LITIGATION

SCHEDULE 8.17 - LABOR DISPUTES

SCHEDULE 8.18 - ENVIRONMENTAL LAW

SCHEDULE 8.20 - DEFAULTS

SCHEDULE 8.21 - ERISA COMPLIANCE

SCHEDULE 8.28 - MATERIAL AGREEMENTS

SCHEDULE 8.29 - BANK ACCOUNTS

SCHEDULE 9.10 - INVESTMENTS

                           LOAN AND SECURITY AGREEMENT

      Loan and Security Agreement, dated as of July 25, 2000, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. with an office at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, as agent for the Lenders (in its capacity as agent, the "Agent"), and Worldtex, Inc. ("Worldtex" or the "Parent"), Regal Manufacturing Company, Inc. ("Regal"), Elastic Corporation of America, Inc. ("ECA"), Willcox & Gibbs Filix of Delaware, Inc. ("Willcox"), Regal Yarns of Argentina, Inc. ("Regal Argentina"), WTX Colombia I, Inc. ("WTX I") and WTX Colombia II, Inc. ("WTX II"), each a Delaware corporation (other than Regal Argentina, which is a North Carolina corporation) with offices at 915 Tate Boulevard, S.E., Suite 106, Hickory, North Carolina 28602 (Worldtex, Regal, ECA, Willcox, Regal Argentina, WTX I and WTX II are hereinafter referred to individually as a "Borrower" and collectively as the "Borrowers").

                               W I T N E S S E T H

      WHEREAS, the Borrowers have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed $40 million and to make term loans to the Borrowers in the aggregate principal amount of up to $7.5 million and which extensions of credit the Borrowers will use to refinance existing Debt and for their working capital needs and general business purposes;

      WHEREAS, the Lenders have agreed to make available to the Borrowers a revolving credit facility and term loans upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrowers hereby agree as follows.

                                    ARTICLE 1
                        INTERPRETATION OF THIS AGREEMENT

      1.1   DEFINITIONS.

      As used herein:

      "ACCOUNTS" means all of the Borrowers' now owned or hereafter acquired or arising accounts as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

      "ACCOUNT DEBTOR" means each Person obligated in any way on or in connection with an Account.

      "ACH TRANSACTIONS" means any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of any Borrower pursuant to agreement or overdrafts.

      "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

      "AGENT" means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

      "AGENT ADVANCES" has the meaning specified in SECTION 2.2(I).

      "AGENT'S FEE LETTER" means that certain letter agreement, dated as of July
25,  2000,  between  the  Agent  and  the  Borrowers,   as  amended,   modified,
supplemented or replaced from time to time.

      "AGENT'S LIENS" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, Bank, and Agent pursuant to this Agreement and the other Loan Documents.

      "AGENT-RELATED PERSONS" means the Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of the Agent and such Affiliates.

      "AGGREGATE REVOLVER OUTSTANDINGS" means, at any date of determination, the sum of (a) the unpaid balance of Revolving Loans, (b) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and
(c) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

      "AGREEMENT" means this Loan and Security Agreement and the schedules and exhibits hereto, as amended and modified from time to time.

      "ANNIVERSARY DATE" means each anniversary of the Closing Date.

      "APPLICABLE MARGIN" means, for any day, the rate per annum set forth below opposite the applicable "Pricing Level" then in effect, it being understood that the Applicable Margin for (i) Base Rate Revolving Loans shall be the percentage set forth under the column "Base Rate Revolving Loans Margin", (ii) Base Rate Term Loans shall be the percentage set forth under the column "Base Rate Term Loans Margin", (iii) LIBOR Revolving Loans and the Letter of Credit Fee shall be the percentage set forth under the column "LIBOR Revolving Loans Margin and Letter of Credit Fee", (iv) LIBOR Term Loans shall be the percentage set forth under the column "LIBOR Term Loans Margin", and (v) the Unused Line Fee shall be the percentage set forth under the column "Unused Line Fee":


                                                             LIBOR
                                                           Revolving
                           Base Rate       Base Rate      Loans Margin
Pricing      Leverage      Revolving       Term Loans     and Letter of      LIBOR Term     Unused Line
 Level        Ratio       Loans Margin       Margin        Credit Fee       Loans Margin        Fee
-------     ---------     ------------     ----------     -------------     -------------   -----------

   I      > 5.50 to 1.0      1.00%           1.25%            3.00%             3.25%          0.375%

  II      > 5.00 to 1.0      0.75%           1.00%            2.75%             3.00%          0.375%
               but
          < 5.50 to 1.0
          -

  III     > 4.50 to 1.0      0.50%           0.75%            2.50%             2.75%          0.375%
               but
          < 5.00 to 1.0
          -

  IV      > 4.00 to 1.0      0.25%           0.50%            2.25%             2.50%          0.375%
               but
          < 4.50 to 1.0
          -

   V      > 3.50 to 1.0      0%              0.25%            2.00%             2.25%          0.375%
               but
          < 4.00 to 1.0
          -

  VI      > 3.00 to 1.0      0%              0%               1.75%             2.00%          0.375%
               but
          < 3.50 to 1.0
          -

  VII     > 2.50 to 1.0      0%              0%               1.50%             1.75%          0.375%
          -    but
          < 3.00 to 1.0
          -

  VIII    < 2.50 to 1.0      0%              0%               1.25%             1.50%          0.375%



      The Applicable Margins shall be based on the Pricing Level that corresponds to the Leverage Ratio then in effect. The Applicable Margins shall be determined and adjusted quarterly on the date (each a "RATE DETERMINATION DATE") five (5) Business Days after the date by which the Parent is required to provide the officer's certificate in accordance with the provisions of Section 7.2(e); PROVIDED that (i) the respective initial Applicable Margins shall be based on Pricing Level III and shall remain in effect at such Pricing Level until the Rate Determination Date following the fiscal quarter of the Parent ending December 31, 2000 and (ii) if the Parent fails to provide to the Agent the officer's certificate required by Section 7.2(e) on or before the applicable Rate Determination Date corresponding to delivery of such certificate, the Applicable Margins from such Rate Determination Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Applicable Margins shall be determined by the Leverage Ratio as of the fiscal quarter end immediately preceding the applicable Rate Determination Date.

      Subject to the qualifications set forth above, each Applicable Margin shall be effective from a Rate Determination Date until (but not including) the next Rate Determination Date. Adjustments in the Applicable Margins shall be effective as to existing Loans and Letters of Credit as well as new Loans and Letters of Credit made thereafter.

      "ASSIGNED CONTRACTS" means, collectively, all of the Borrowers' rights and remedies under, and all moneys and claims for money due or to become due to any Borrower under, those contracts set forth on SCHEDULE 1.1, and any other material contracts that do not expressly prohibit assignment without consent or for which a consent to assignment has been obtained, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of any Borrower now or hereafter existing: (i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts;
(iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

      "ASSIGNEE" has the meaning specified in SECTION 13.2(A).

      "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in SECTION 13.2(a).

      "ASSIGNMENT OF FACTORING PROCEEDS" means, with respect to any Factoring Agreement, an assignment of factoring proceeds consented to in writing by the applicable Factor and otherwise in form and substance satisfactory to the Agent.

      "ATTORNEY COSTS" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent, the reasonable allocated costs of internal legal services of the Agent and the reasonable expenses of internal counsel to the Agent.

      "AVAILABILITY" means, at any time with respect to any Borrower individually, (a) the portion of the Borrowing Base allocable to such Borrower (as shown on the most recent Borrowing Base Certificate delivered to the Agent) MINUS (b) the portion of Aggregate Revolver Outstandings arising from Revolving Loans made to such Borrower and Letters of Credit issued for the benefit of such Borrower.

      "BANK" means Bank of America, N.A., a national banking association, or any successor entity thereto.

      "BANK PRODUCTS" means any one or more of the following types of services or facilities extended to any Borrower by the Bank or any affiliate of the Bank in reliance on the Bank's agreement to indemnify such affiliate: (i) credit cards; (ii) ACH Transactions; and (iii) Hedge Agreements.

      "BANK PRODUCT RESERVES" means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

      "BANKRUPTCY  CODE"  means  Title 11 of the United  States  Code (11 U.S.C.
Section 101 ET SEQ.).

      "BASE RATE" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

      "BASE RATE LOANS" means, collectively, the Base Rate Revolving Loans and the Base Rate Term Loans.

      "BASE RATE REVOLVING LOAN" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

      "BASE RATE TERM LOAN" means any portion of a Term Loan during any period in which such portion bears interest based on the Base Rate.

      "BLOCKED ACCOUNT AGREEMENT" means an agreement among the Borrowers, the Agent and a Clearing Bank, in form and substance satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

      "BORROWER" and "BORROWERS" have the meanings specified in the introductory paragraph hereof.

      "BORROWING" means a borrowing hereunder consisting of Revolving Loans or Term Loans made on the same day to the Borrowers by the Lenders or by Bank in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

      "BORROWING  BASE" means, at any time, an amount equal to (a) the lesser of
(i) the Maximum Revolver Amount or (ii) the sum of (A) eighty-five percent (85%) of the Net Amount of Eligible Non-Factored Accounts; PLUS (B) ninety percent (90%) of the Net Amount of Eligible Factored Accounts; PLUS (C) the least of (I) the sum of (x) sixty percent (60%) of the value of Eligible Inventory (other than intermediate, sub-assembly or off-site Inventory) PLUS (y) thirty-five percent (35%) of the value of Eligible Inventory consisting of intermediate or sub-assembly Inventory PLUS (z) the lesser of (1) thirty-five percent (35%) of off-site Inventory or (2) $1,000,000, (II) eighty (80%) of the orderly liquidation value of all Inventory or (III) $20,000,000; MINUS (b) the sum of
(i) reserves for accrued and unpaid interest on the Obligations, (ii) the Environmental Compliance Reserve, (iii) the Bank Product Reserves and (iv) all other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to any Borrower's account, including reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of any Borrower and reserves equal to four (4) months of scheduled rental payments with respect to all leased locations of any Borrower where Eligible Inventory is located and the lessor of such location has failed to deliver a landlord's waiver agreement in form and substance acceptable to the Agent.

      "BORROWING BASE CERTIFICATE" means a certificate by a Responsible Officer of the Parent, substantially in the form of EXHIBIT B as updated from time to time by the Agent by notice to the Parent (or another form acceptable to the Agent), setting forth the calculation of the Borrowing Base, including a calculation of each component thereof and a break-down by Borrower, all in such detail as shall be satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Parent and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and
(2) to the extent that such calculation is not in accordance with this Agreement.

      "BUSINESS DAY" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to CLAUSE (A) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

      "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

      "CAPITAL EXPENDITURES" means all payments due (whether or not paid) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year or which in accordance with GAAP would otherwise be classified as capital expenditures, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

      "CAPITAL LEASE" means any lease of property by any Borrower which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Borrower.

      "CHANGE OF CONTROL" means the  occurrence of any of the following  events:
(i) other than EGS, any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing 25% or more of the combined voting power of all Voting Stock of the Parent, (ii) EGS shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in their acquisition of or control over, Voting Stock of the Parent (or other securities convertible into such Voting Stock) representing in the aggregate 34.2% or more of the combined voting power of all Voting Stock of the Parent, (iii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by the Parent's board of directors or whose nomination for election by the Parent's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Parent then in office, or (iv) the Parent ceases to own 100% of the Voting Stock of each of the other Borrowers. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act.

      "CLEARING BANK" means the Bank or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

      "CLOSING DATE" means the date of this Agreement.

      "CLOSING FEE" has the meaning specified in SECTION 3.4.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

      "COLLATERAL" has the meaning specified in SECTION 6.1.

      "COMMITMENT" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "COMMITMENT" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 13.2, as such Commitment may be adjusted from time to time in accordance with the provisions of SECTION 13.2, and "COMMITMENTS" means, collectively, the aggregate amount of the commitments of all of the Lenders.

      "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

      "CONTINUATION/CONVERSION DATE" means the date on which any Loan is converted into or continued as a LIBOR Rate Loan.

      "CREDIT SUPPORT" has the meaning specified in SECTION 2.4(A).

      "DEBT" means, without duplication, all liabilities, obligations and indebtedness of any Borrower or any of its Subsidiaries to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (a) the liabilities and obligations to trade creditors; (b) all Obligations; (c) all obligations and liabilities of any Person secured by any Lien on such Borrower's or such Subsidiary's property, even though such Borrower or such Subsidiary shall not have assumed or become liable for the payment thereof; PROVIDED, HOWEVER, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Borrower or such Subsidiary prepared in accordance with GAAP; (d) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by such Borrower or such Subsidiary, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; PROVIDED, HOWEVER, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Borrower or such Subsidiary prepared in accordance with GAAP; and (e) all obligations and liabilities under Guaranties of such Borrower or such Subsidiary.

      "DEBT FOR BORROWED MONEY" means, as to any Person, (a) Debt for borrowed money or as evidenced by notes, bonds, debentures or similar evidences of any such Debt of such Person, (b) the deferred and unpaid purchase price of any property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities) and (c) all obligations under Capital Leases.

      "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

      "DEFAULTING LENDER" has the meaning specified in SECTION 2.2(G)(II).

      "DEFAULT RATE" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate PLUS (b) two percent 2%. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two (2) percentage points.

      "DISTRIBUTION" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for or other rights with respect to such stock) of such corporation, other than distributions in capital stock (or any options or warrants for or other rights with respect to such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

      "DOL" means the United States Department of Labor or any successor department or agency.

      "DOLLAR"  and "$" means  dollars  in the  lawful  currency  of the  United
States.

      "EBITDA" means for any period with respect to the Parent and its Subsidiaries on a consolidated basis the sum of Net Income PLUS Interest Expense PLUS all provisions for any Federal, state or other domestic and foreign income taxes PLUS depreciation, amortization and other non-cash charges, in each case determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

      "EGS" means, collectively, (i) EGS Associates, L.P., a Delaware limited partnership, (ii) EGS Partners, L.L.C., a Delaware limited liability company,
(iii) Bev Partners, L.P., a Delaware limited partnership, (iv) Jonas Partners, L.P., a New York limited partnership, (v) FK Investments, L.P., a Delaware limited partnership, (vi) William Ehrman, (vii) Frederic Greenberg, (viii) Jonas Gerstl, (ix) Julia Oliver and (x) EGS Management, L.L.C., a Delaware limited liability company.

      "ELIGIBLE ACCOUNTS" means the Accounts which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account:

      (a) with respect to which more than 90 days (or, in the case of non-letter-of-credit-backed Accounts owed by Warner's and Accounts owed by Bike Athletic, 120 days) have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

      (b) with respect to which any of the representations, warranties, covenants, and agreements contained in SECTION 6.8 are not or have ceased to be complete and correct in all material respects or have been breached in any material respect;

      (c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected on one or more occasions (or two or more occasions, PROVIDED there is not a dispute, quality control issue or any other reason that would otherwise make such Account ineligible) for any reason;

      (d) which represents a progress billing (as hereinafter defined) or as to which any Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon a Borrower's completion of any further performance under the contract or agreement;

      (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or substantially all of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

      (f) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under CLAUSE (A) above;

      (g) owed by an Account Debtor which: (i) does not maintain an office in the United States of America or Canada; or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof; or
(iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit or has credit insurance, in each case satisfactory to the Agent in its discretion; PROVIDED, HOWEVER, that with respect to Accounts collected in Canada, a maximum of $500,000 of such Accounts may be deemed Eligible Accounts in a given calendar month, unless Blocked Account Agreements covering all of the Borrowers' Canadian bank accounts used for collection of such Accounts have been executed and delivered to the Agent;

      (h) owed by an Account Debtor which is an Affiliate or employee of any Borrower;

      (i) except as provided in CLAUSE (K) below, with respect to which either the perfection, enforceability, or validity of the Agent's Lien in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

      (j) owed by an Account Debtor to which any Borrower or any of its Subsidiaries is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to such Account or any other Account due from such Account Debtor; but in each such case the aggregate amount of Eligible Accounts owed by such Account Debtor shall be reduced only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

      (k) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 ET SEQ.), and any other steps necessary to perfect the Agent's Lien therein, have been complied with to the Agent's satisfaction with respect to such Account;

      (l) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

      (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

      (n) which is evidenced by a promissory note or other instrument or by chattel paper, unless such note, instrument or chattel paper is delivered and assigned to the Agent in a manner acceptable to the Agent;

      (o) if the Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

      (p) with respect to which the Account Debtor is located in any State requiring the filing of a Notice of Business Activities Report or similar report in order to permit any Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such State or has filed a Notice of Business Activities Report or equivalent report for the then current year or could file such report upon the need to seek judicial enforcement in such State of payment of such Account without any material penalties or loss of rights for failing to have filed such report prior to such time;

      (q) which arises out of a sale not made in the ordinary course of the Borrowers' business;

      (r) with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by any Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services;

      (s) owed by an Account Debtor which is obligated to any Borrower respecting Accounts the aggregate unpaid balance of which exceeds twenty-five percent (25%) or with respect to Fruit of the Loom, Inc., thirty-five percent (35%), of the aggregate unpaid balance of all Accounts owed to such Borrower at such time by all of such Borrower's Account Debtors, but only to the extent of such excess;

      (t) which arises out of an enforceable contract or order which, by its terms, forbids, restricts or makes void or unenforceable the granting of a Lien by the applicable Borrower to the Agent with respect to such Account; or

      (u) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

      If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

      "ELIGIBLE ASSIGNEE" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement;
(c) any Affiliate of any Lender; and (d) if an Event of Default exists, any Person.

      "ELIGIBLE   EQUIPMENT"   means   Equipment,   valued  based  upon  orderly
liquidation value, located in the United States and subject to the Agent's Liens, which are perfected as to such Equipment, and subject to no other Lien whatsoever (other than the Liens described in CLAUSE (D) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent's Liens or (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral).

      "ELIGIBLE FACTORED ACCOUNTS" means Eligible Accounts which are subject to Factoring Agreements.

      "ELIGIBLE INVENTORY" means Inventory, valued at the lower of cost (on a "first-in, first-out" basis) or market, which the Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of eligibility, Eligible Inventory shall meet all of the following requirements:

      (a) such Inventory is owned by a Borrower;

      (b) such Inventory is subject to the Agent's Liens, which are perfected as to such Inventory, and is subject to no other Lien whatsoever (other than the Liens described in CLAUSE (D) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent's Liens or (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral);

      (c) such Inventory consists of finished goods or raw materials;

      (d) such Inventory does not consist of work-in-process, chemicals, supplies, or packing and shipping materials;

      (e) such Inventory is in good condition, not unmerchantable, and meets all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

      (f) such Inventory is currently either usable or salable, at prices approximating at least cost, in the normal course of the applicable Borrower's business, and is not, in the Agent's reasonable discretion, slow moving or stale;

      (g) such Inventory is not obsolete or returned (unless returned in good and merchantable condition and the fair market value of such Inventory is less than $25,000 in any single instance and less than $100,000 in the aggregate at any one time) or repossessed or used goods taken in trade;

      (h) such Inventory is located within the United States of America (and not in-transit from vendors or suppliers);

      (i) if such Inventory is located in a public warehouse, in possession of a bailee, in a facility leased by a Borrower or otherwise located off-site of the Real Estate, either the warehouseman, or the bailee, or the lessor, or the owner has delivered to the Agent a subordination agreement in form and substance satisfactory to the Agent or, in the case of inventory located at a leased facility, a four (4) month rent reserve has been applied to such Inventory;

      (j) if such Inventory contains or bears any Proprietary Rights licensed to a Borrower by any Person, the Agent shall be satisfied that it may sell or otherwise dispose of such Inventory in accordance with ARTICLE 11 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, if the Agent deems it necessary, such Borrower shall deliver to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent;

      (k) such Inventory is not consigned out or commingled with inventory owned by a Person other than a Borrower; and

      (l) such Inventory is not determined by the Agent in its reasonable discretion, to be ineligible for any other reason.

      If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

      "ELIGIBLE REAL ESTATE" means Real Estate, valued as determined by appraisal reports in form and substance satisfactory to the Agent, located in the United States and subject to the Agent's Liens, which are perfected as to such Real Estate, and subject to no other Lien whatsoever (other than the Liens described in CLAUSES (D), (E) and (K) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent's Liens or (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral).

      "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

      "ENVIRONMENTAL COMPLIANCE RESERVE" means any reserve which the Agent, after the Closing Date, establishes in its reasonable discretion from time to time for amounts that are reasonably likely to be expended by any Borrower in order for such Borrower and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to
SECTION 9.7.

      "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

      "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

      "EQUIPMENT" means all of the Borrowers' now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by any Borrower and all of the Borrowers' rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

      "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

      "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Parent within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan,
(b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Parent or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under
Section 4007 of ERISA, upon the Parent or any ERISA Affiliate.

      "EVENT OF DEFAULT" has the meaning specified in SECTION 11.1.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

      "EXISTING  LETTERS OF  CREDIT"  means any  letter of credit  described  on
SCHEDULE 2.3.

      "FACTOR" means such term as defined in the definition of "FACTORING AGREEMENT" set forth in this Section 1.1.

      "FACTORING AGREEMENT" means each agreement between a Borrower and HSBC Business Credit (USA) Inc. ("HSBC"), formerly known as Republic Business Credit Corporation, or any other Person (each of HSBC and each such other Person, in such capacity, a "FACTOR") providing for credit, collection and application services to be performed by a Factor with respect to accounts receivable of such

Borrower or any of its Subsidiaries, as applicable, and/or for the purchase by a Factor, subject to the terms thereof, of some or all of such accounts receivable, and which may grant to a Factor a security interest in the factored accounts receivable of such Borrower or any of its Subsidiaries, as applicable.

      "FDIC"  means  the  Federal  Deposit   Insurance   Corporation,   and  any
Governmental Authority succeeding to any of its principal functions.

      "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

      "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

      "FINANCIAL STATEMENTS" means, according to the context in which it is used, the financial statements referred to in SECTION 8.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

      "FISCAL YEAR" means a Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of each Borrower will end on December 31, 2000.

      "FIXED ASSETS" means the Equipment and Real Estate of the Borrowers.

      "FUNDED DEBT" means as of any date with respect to the Parent and its Subsidiaries on a consolidated basis, without duplication, all Debt For Borrowed Money and all Guaranties of Debt For Borrowed Money.

      "FUNDING DATE" means the date on which a Borrowing occurs.

      "GAAP" means generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date. Any change in GAAP following the Closing Date must be acceptable to the Parent and the Required Lenders.

      "GENERAL INTANGIBLES" means all of the Borrowers' now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of any Borrower of every kind and nature

(other than Accounts), including, without limitation, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to any Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to any Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which any Borrower is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Borrower.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "GUARANTY" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

      "HEDGE AGREEMENT" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

      "INTERCOMPANY ACCOUNTS" means all assets and liabilities, however arising, which are due to any Borrower from, which are due from any Borrower to, or which otherwise arise from any transaction by any Borrower with, any Borrower or any Subsidiary or other Affiliate of a Borrower.

      "INTEREST EXPENSE" means for any period with respect to the Parent and its Subsidiaries on a consolidated basis all interest expense, including the amortization of debt discount and premium and the interest component under Capital Leases, in each case determined in accordance with GAAP applied on a consistent basis. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

      "INTEREST PERIOD" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which any Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three, four, five or six months thereafter as selected by the applicable Borrower in its Notice of Borrowing, in the form attached hereto as EXHIBIT D, or Notice of Continuation/Conversion, in the form attached hereto as EXHIBIT E provided that:

      (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

      (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

      (c) no Interest Period shall extend beyond the Stated Termination Date.

      "INTEREST RATE" means each or any of the interest rates, including the Default Rate, set forth in SECTION 3.1.

      "INVENTORY" means all of the Borrowers' now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are used or consumed in the Borrowers' business or used in connection with the packing, shipping, advertising, selling or finishing of such goods or merchandise, and all documents of title or other documents representing them.

      "INVESTMENT PROPERTY" means all of the Borrowers' right, title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

      "IRB FINANCING" means the financing for $8,100,000 aggregate principal amount of Revenue Bonds (NFA Corp. Project), Series 1992-A, issued by The Industrial Development Board of the City of Columbiana, Alabama (the "Issuer") pursuant to that certain Trust Indenture dated June 1, 1992, as amended, between the Issuer and AmSouth Bank N.A., as Trustee.

      "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

      "LATEST PROJECTIONS" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to SECTION 7.2(F), the projections of the Borrower's financial condition, results of operations, and cash flows, for the period commencing on January 1, 2000 and ending on December 31, 2000 and delivered to the Agent prior to the Closing Date; and (b) thereafter, the projections most recently received by the Agent pursuant to SECTION 7.2(F).

      "LENDER" and "LENDERS" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; PROVIDED that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

      "LETTER OF CREDIT" has the meaning specified in SECTION 2.4(A).

      "LETTER OF CREDIT FEE" has the meaning specified in SECTION 3.6.

      "LETTER OF CREDIT ISSUER" means the Bank (or, to the extent designated by the Bank, any affiliate of the Bank) or, if requested by any Borrower and consented to by the Agent, any other financial institution that issues any Letter of Credit pursuant to this Agreement, as applicable.

      "LEVERAGE RATIO" means, as of the last day of any fiscal quarter, the ratio of (i) Funded Debt as of such date to (ii) EBITDA for the period of four consecutive fiscal quarters then ended.

      "LIBOR RATE" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

            LIBOR Rate  =            OFFSHORE BASE RATE
                           --------------------------------------
                            1.00 - Eurodollar Reserve Percentage

            Where,

            "OFFSHORE BASE RATE" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by the Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

            "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The LIBOR Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

      "LIBOR RATE LOANS" means, collectively, the LIBOR Revolving Loans and the LIBOR Term Loans.

      "LIBOR REVOLVING LOAN" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

      "LIBOR TERM LOAN" means any portion of a Term Loan during any period in which such portion bears interest based on the LIBOR Rate.

      "LIEN" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under CLAUSE (A), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

      "LOAN ACCOUNT" means the loan account of the Borrowers, which account shall be (i) in the name of the Parent for the benefit of each of the Borrowers hereunder and (ii) maintained by the Agent.

      "LOAN DOCUMENTS" means this Agreement, the Term Loan Notes, the Mortgages, the Pledge Agreements, the Assignments of Factoring Proceeds, the Blocked Account Agreement, the Agent's Fee Letter and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

      "LOANS"  means,  collectively,  all loans  and  advances  provided  for in
ARTICLE 2.

      "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

      "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrowers, taken as a whole, or the Collateral; (b) a material impairment of the ability of the Borrowers, taken as a whole, to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document to which it is a party.

      "MAXIMUM REVOLVER AMOUNT" means $40,000,000 (as such amount may be reduced in accordance with Section 4.1(b).

      "MORTGAGES" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by any Borrower to or for the benefit of the Agent by which the Agent, on behalf of the Lenders, acquires a Lien on Real Estate or a collateral assignment of such Borrower's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

      "MULTI-EMPLOYER PLAN" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Parent or any ERISA Affiliate.

      "NET AMOUNT OF ELIGIBLE FACTORED ACCOUNTS" means, at any time, the gross amount of all amounts owing to any Borrower at such time under all Factoring Agreements for which the Agent has received a satisfactory Assignment of Factoring Proceeds (net of any amounts (i) which the Factors are entitled to offset against amounts owing to any Borrower under such Factoring Agreements and
(ii) owing by Account Debtors located outside of the United States (except, with respect to this clause (ii), to the extent that (a) payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution reasonably acceptable to the Agent or (b) a Factor has assumed the credit risk of the related Accounts)) less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

      "NET AMOUNT OF ELIGIBLE NON-FACTORED ACCOUNTS" means, at any time, the gross amount of Eligible Accounts (other than Eligible Factored Accounts) less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

      "NET INCOME" means for any period the net income with respect to the Parent and its Subsidiaries on a consolidated basis as determined in accordance with GAAP applied on a consistent basis, but excluding any gains or losses from sales of Real Estate, Equipment and other capital assets and any other extraordinary gains or losses and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded gains and any tax deductions or credits on account of any such excluded losses. Except as expressly provided otherwise, the applicable period shall be for the four consecutive quarters ending as of the date of determination.

      "NON-RATABLE LOAN" and "NON-RATABLE  LOANS" have the meanings specified in
SECTION 2.2(H).

      "NOTICE OF BORROWING" has the meaning specified in SECTION 2.2(B).

      "NOTICE OF CONTINUATION/CONVERSION" has the meaning specified in SECTION 3.2(B).

      "OBLIGATIONS" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by any Borrower to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

      "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

      "PARENT" has the meaning specified in the introductory paragraph hereof.

      "PARTICIPANT" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

      "PAYMENT ACCOUNT" means each bank account established pursuant to SECTION 6.9, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Agent or the Parent, as the Agent may determine, on terms acceptable to the Agent.

      "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

      "PENDING REVOLVING LOANS" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

      "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

      "PERMITTED LIENS" means:

      (a) Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $250,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate reserves determined in accordance with GAAP have been established on the applicable Borrower's books and records and a stay of enforcement of any such Lien is in effect (or the property subject to any such Lien is otherwise not yet subject to foreclosure, sale or loss on account thereof);

      (b) the Agent's Liens;

      (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

      (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, PROVIDED that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $250,000 in the aggregate;

      (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; PROVIDED that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the applicable Borrower's business;

      (f) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside in accordance with GAAP and no material property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

      (g) Liens existing as of the Closing Date under the IRB Financing;

      (h) Liens on property of any Person securing purchase money Debt (including Capital Leases) of such Person to the extent permitted under Section 9.13(e), provided that any such Lien attaches only to the property financing and such Lien attaches thereto concurrently with or within 90 days after the acquisition thereof;

      (i) Liens granted pursuant to a Factoring Agreement, but only if the proceeds payable under such Factoring Agreement are subject to the Agent's Liens;

      (j) Liens existing on the Closing Date and set forth on SCHEDULE 8.11; and

      (k) leases or subleases granted to others not interfering in any material respect with the business of any Borrower, PROVIDED such lease or sublease shall
(i) be expressly subject and subordinate to this Agreement, (ii) be at fair market rental value of such property, (iii) be short-term, but in no event shall such lease or sublease extend beyond the term of this Agreement and (v) be otherwise acceptable to the Agent.

      "PERMITTED RENTALS" has the meaning specified in SECTION 9.24.

      "PERSON" means any individual, sole proprietorship,  partnership,  limited
liability   company,   joint  venture,   trust,   unincorporated   organization,
association, corporation, Governmental Authority, or any other entity.

      "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower sponsors or maintains or to which any Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

      "PLEDGE AGREEMENTS" means those Pledge Agreements dated as of the date hereof given by the Parent or certain or its Subsidiaries to the Agent to secure the Obligations, as amended and modified from time to time.

      "PRO RATA SHARE" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.

      "PROPRIETARY RIGHTS" means all of the Borrowers' now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on SCHEDULE 8.13 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

      "REAL ESTATE" means all of the Borrowers' now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrowers' now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

      "RELEASE" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

      "RENTALS" has the meaning specified in SECTION 9.24.

      "REPORTABLE EVENT" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

      "REQUIRED LENDERS" means at any date of determination Lenders whose Pro Rata Shares aggregate more than 66.66% as such percentage is determined under the definition of Pro Rata Share set forth herein; PROVIDED, HOWEVER, that at any time there are only two Lenders party to this Agreement, "Required Lenders" shall mean both of such Lenders.

      "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

      "RESPONSIBLE OFFICER" means the chief executive officer or the president of the applicable Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate and Financial Statements, the chief financial officer or the treasurer of the applicable Borrower, or any other officer having substantially the same authority and responsibility.

      "RESTRICTED INVESTMENT" means, as to any Borrower, any acquisition of property by such Borrower in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Equipment to be used in the business of such Borrower so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business of such Borrower;
(c) acquisitions of current assets acquired in the ordinary course of business of such Borrower; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, PROVIDED that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (f) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (d) and (e) above entered into with any financial institution meeting the qualifications specified in clause (e) above; (g) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; (h) money market funds at least 95% of the assets of which constitute cash in Dollars or of types described in clauses (d) - (g) above; (i) Hedge Agreements; (j) loans or capital contributions to or other investments in a Borrower; (k) advances to employees with respect to salary, bonus, travel, relocation and similar matters in an aggregate amount not to exceed $500,000 at any one time outstanding during the term of this Agreement; and (l) investments existing as of the Closing Date and set forth on SCHEDULE 9.10.

      "REVOLVING LOANS" has the meaning specified in SECTION 2.2 and includes each Agent Advance and Non-Ratable Loan.

      "SENIOR NOTE" means any of the 95/8% Senior Notes due 2007 issued by the Parent in favor of the Senior Noteholders pursuant to the Senior Note Indenture, as such Senior Notes may be amended, modified, restated or supplemented and in effect from time to time.

      "SENIOR NOTE INDENTURE" means that certain Indenture dated as of December 1, 1997 among the Parent, the other Borrowers and IBJ Schroder Bank & Trust Company, in its capacity as trustee for the Senior Noteholders, as the same may be amended, modified, restated or supplemented and in effect from time to time.

      "SENIOR NOTEHOLDER" means any one of the holders from time to time of the Senior Notes.

      "SETTLEMENT" AND "SETTLEMENT DATE" have the meanings specified in SECTION 2.2(J)(I).

      "SOLVENT" means when used with respect to any Person that at the time of determination:

      (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

      (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

      (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

      (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

      For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "STATED TERMINATION DATE" means July 25, 2005.

      "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent.

      "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or such Lender's, as the case may be, net income in any jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

      "TERM  LOAN" and "TERM  LOANS"  have the  meanings  specified  in  SECTION
2.3(A).

      "TERM LOAN AMOUNT" means the least of (i) $7,500,000, (ii) the sum of (a) fifty percent (50%) of Eligible Equipment PLUS (b) thirty percent (30%) of the value of Eligible Real Estate and (iii) such aggregate amount as the Borrowers may request to be funded as Term Loans.

      "TERM LOAN SECOND  FUNDING  DATE" has the meaning  specified in SECTION
2.3(A).

      "TERM LOAN NOTE" and "TERM LOAN  NOTES"  have the  meanings  specified  in
SECTION 2.3(C).

      "TERMINATION DATE" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Parent pursuant to SECTION 4.2 or by the Required Lenders pursuant to SECTION 11.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

      "TOTAL AVAILABILITY" means, at any time, (a) the Borrowing Base MINUS (b) the Aggregate Revolver Outstandings.

      "TOTAL FACILITY" has the meaning specified in SECTION 2.1.

      "UCC" means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

      "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "UNUSED LETTER OF CREDIT SUBFACILITY" means an amount equal to $5,000,000 MINUS the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit PLUS (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

      "UNUSED LINE FEE" has the meaning specified in SECTION 3.5.

      "VOTING STOCK" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

      1.2   ACCOUNTING TERMS.

      Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

      1.3   INTERPRETIVE PROVISIONS.

      (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

      (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

      (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

      (ii) The term "including" is not limiting and means "including without limitation."

      (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

      (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

      (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

      (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

      (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, each of the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

                                    ARTICLE 2
                           LOANS AND LETTERS OF CREDIT

      2.1   TOTAL FACILITY.

      Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of up to $47,500,000 (the "Total Facility") for the Borrowers' use from time to time during the term of this Agreement. The Total Facility shall be composed of: (a) a revolving line of credit consisting of Revolving Loans and Letters of Credit up to the Borrowing Base, as described in SECTIONS 2.2 and 2.4; and (b) the Term Loans described in SECTION 2.3.

      2.2   REVOLVING LOANS.

      (a) AMOUNTS. Subject to the satisfaction of the conditions precedent set forth in SECTIONS 10.1 and 10.3, each Lender severally, but not jointly, agrees, upon any Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to such Borrower in amounts not to exceed (except for the Bank with respect to Non-Ratable Loans and except for the Agent with respect to Agent Advances) such Lender's Pro Rata Share of the portion of the Borrowing Base allocable to such Borrower (as shown on the most recent Borrowing Base Certificate delivered to the Agent); PROVIDED, HOWEVER, that the aggregate principal amount of all outstanding Revolving Loans made to the Borrowers shall not exceed the Borrowing Base, except to the extent permitted under SECTION
13.1. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Availability for a particular Borrower or Total Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings exceed, or after giving effect to the Pending Revolving Loans would exceed, the Borrowing Base, the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of SECTION 2.2(I).

      (b) PROCEDURE FOR BORROWING. (1) Each Borrowing shall be made upon a Borrower's irrevocable written notice delivered to the Agent in the form of a notice of borrowing ("Notice of Borrowing") together with a Borrowing Base Certificate reflecting sufficient Availability for such Borrower and Total Availability, which must be received by the Agent prior to 11:00 a.m. (Atlanta time) (i) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) on the requested Funding Date, in the case of Base Rate Loans, specifying:

                  (A) the amount of the Borrowing which in the case of a LIBOR Rate Loan may not be less than $1,000,000;

                  (B)   the requested  Funding Date, which shall be a Business
            Day;

                  (C) whether the Revolving  Loans requested are to be Base Rate
            Revolving Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

                  (D) the  duration  of the  Interest  Period  if the  requested
            Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month;

provided, however, that with respect to the Borrowing to be made on the Closing Date, such Borrowings will consist of Base Rate Revolving Loans only.

            (2) With respect to any request for Base Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing the applicable Borrower may give the Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice, but the Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any such confirmation is received by Agent.

            (3) The Borrowers shall have no right to request a LIBOR Rate Loan while a Default or Event of Default has occurred and is continuing.

      (c) RELIANCE UPON AUTHORITY. Each Borrower shall deliver to the Agent, prior to the Closing Date, a writing setting forth the account of such Borrower to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this SECTION 2.2, which account shall initially be the Loan Account and shall at all times be reasonably satisfactory to the Agent. The Agent shall be entitled to rely conclusively on any person's request for Revolving Loans on behalf of a Borrower, the proceeds of which are to be transferred to the account specified by such Borrower pursuant to the immediately preceding sentence, until the Agent receives written notice from such Borrower that the proceeds of the Revolving Loans are to be sent to a different account. The Agent shall have no duty to verify the identity of any individual representing himself or herself as a person authorized by a Borrower to make such requests on its behalf.

      (d) NO LIABILITY. The Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in SECTIONS 2.2(B) and (C), which notice the Agent believes in good faith to have been given by an officer or other person duly authorized by such Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this SECTION 2.2, and the crediting of Revolving Loans to such Borrower's deposit account, as such Borrower shall direct, shall conclusively establish the obligation of such Borrower to repay such Revolving Loans as provided herein.

      (e) NOTICE IRREVOCABLE. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to SECTION 2.2(B) shall be irrevocable and the applicable Borrower shall be bound to borrow the funds requested therein in accordance therewith.

      (f) AGENT'S ELECTION. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to SECTION 2.2(B), the Agent shall elect, in its discretion, (i) to have the terms of SECTION 2.2(G) apply to such requested Borrowing, or (ii) to request the Bank to make a Non-Ratable Loan pursuant to the terms of SECTION 2.2(H) in the amount of the requested Borrowing; PROVIDED, HOWEVER, that if the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to SECTION 2.2(H), the Agent shall elect to have the terms of SECTION 2.2(G) apply to such requested Borrowing.

      (g) MAKING OF REVOLVING LOANS. (i) In the event that the Agent shall elect to have the terms of this SECTION 2.2(G) apply to a requested Borrowing as described in SECTION 2.2(F), then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to SECTION 2.2(B), the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to such account of the Agent as the Agent may designate, not later than 12:00 noon (Atlanta time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the applicable Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the account of the applicable Borrower, designated in writing by the applicable Borrower and acceptable to the Agent; PROVIDED, HOWEVER, that (A) the amount of Revolving Loans so made on any date shall in no event exceed the Availability for the applicable Borrower or Total Availability on such date and (B) each Borrower covenants and agrees that it will withdraw from the Loan Account or any other commingled account of the Borrowers into which Revolving Loans are funded only those Revolving Loans that are made to such Borrower upon its request hereunder.

            (ii) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the applicable Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the applicable Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice by the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Revolving Loan for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Agent, the applicable Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising such Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Revolving Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on any Funding Date.

            (iii) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrowers to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to the Borrowers shall bear interest initially at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee (as reduced by the amount otherwise payable for the account of such Defaulting Lender, which amount need not be paid by the Borrowers) shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

      (h) MAKING OF NON-RATABLE LOANS. (i) In the event the Agent shall elect, with the consent of the Bank, to have the terms of this SECTION 2.2(H) apply to a requested Borrowing as described in SECTION 2.2(F), the Bank shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by the Bank pursuant to this SECTION 2.2(H) being referred to as a "Non-Ratable Loan" and such Revolving Loans being referred to collectively as "Non-Ratable Loans") available to the applicable Borrower on the Funding Date applicable thereto by transferring same day funds to an account of the applicable Borrower, designated in writing by the applicable Borrower and acceptable to the Agent. Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request the Bank to make any Non-Ratable Loan if (A) the Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in ARTICLE 10 will not be satisfied on the requested Funding Date for the applicable Borrowing, or
(B) the requested Borrowing would exceed the Availability for the applicable Borrower or Total Availability on such Funding Date. The Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in ARTICLE 10 have been satisfied or the requested Borrowing would exceed the Availability for the applicable Borrower or Total Availability on the Funding Date applicable thereto prior to making, in its sole discretion, any Non-Ratable Loan.

            (ii) The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time.

      (i) AGENT ADVANCES. (i) Subject to the limitations set forth in the proviso contained in this SECTION 2.2(I), the Agent is hereby authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in ARTICLE 10 have not been satisfied, to make Base Rate Revolving Loans to the Borrowers on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in SECTION 15.7 (any of the advances described in this SECTION 2.2(I) being hereinafter referred to as "Agent Advances"); PROVIDED, that the Required Lenders may at any time revoke the Agent's authorization contained in this SECTION 2.2(I) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof;

            (ii) The Agent Advances shall be repayable on demand and secured by the Agent's Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to Base Rate Revolving Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

      (j) SETTLEMENT. It is agreed that each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

            (i) The Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Agent, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 11:00 a.m. (Atlanta time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to which Settlement is requested available to the Agent, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (Atlanta time), on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in ARTICLE 10 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance, be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

            (ii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

            (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to CLAUSE (II) preceding, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

            (iv) Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which a Lender has not yet funded its purchase of a participation pursuant to SECTION 2.2(J)(II) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

      (k) NOTATION. The Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the Non-Ratable Loans owing to the Bank, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

      (l)  LENDERS'  FAILURE  TO  PERFORM.   All  Revolving  Loans  (other  than
Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

      2.3   TERM LOANS.

      (a) AMOUNTS OF TERM LOANS. Each Lender severally agrees to make term loans (any such term loan being referred to as a "Term Loan" and such term loans being referred to collectively as the "Term Loans") to the Borrowers in two separate fundings on the terms and conditions set forth below. The first funding shall be made by each Lender to the respective Borrowers (with each Borrower receiving a pro rata amount of such funding based on the proportion of all Eligible Equipment represented by such Borrower's Eligible Equipment) on the Closing Date, upon the satisfaction of the conditions precedent set forth in SECTIONS
10.1 and 10.3, in an amount equal to such Lender's Pro Rata Share of $3,000,000. The second funding shall be made by each Lender to the respective Borrowers
(with each Borrower receiving a pro rata amount of such funding based on the proportion of all Eligible Real Estate represented by such Borrower's Eligible Real Estate) on any Business Day on or after the Closing Date and prior to September 15, 2000 designated by the Borrowers for such funding (such designated Business Day is referred to herein as the "Term Loan Second Funding Date"), upon the satisfaction of the conditions precedent set forth in SECTIONS 10.2 and 10.3, in an amount equal to such Lender's Pro Rata Share of the remaining unfunded Term Loan Amount. The Term Loans on each respective Funding Date shall initially be Base Rate Term Loans.

      (b) MAKING OF TERM LOANS. On each of the Closing Date and the Term Loan Second Funding Date, each Lender shall make the amount of such Lender's Term

Loans to be funded on such Funding Date available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than 11:00 a.m. (Atlanta time) on the respective Funding Date. On each such Funding Date, after the Agent's receipt of the proceeds of such Term Loans and upon satisfaction of the conditions precedent set forth in SECTION 10.1 or SECTION 10.2, as applicable, and SECTION 10.3, the Agent shall make the proceeds of such Term Loans funded on such date available to the Borrowers by transferring same day funds equal to the proceeds of such Term Loans received by the Agent to the respective accounts of the Borrowers designated in writing by the Borrowers or as the Borrowers shall otherwise instruct in writing.

      (c) TERM LOAN NOTES. The Borrowers shall execute and deliver to the Agent on behalf of each Lender, on the Closing Date, a promissory note, substantially in the form of EXHIBIT A attached hereto and made a part hereof (such promissory notes, together with any new notes issued pursuant to SECTION 13.2(C) upon the assignment of any portion of any Lender's Term Loan, being hereinafter referred to collectively as the "Term Loan Notes" and each of such promissory notes being hereinafter referred to individually as a "Term Loan Note"), to evidence such Lender's Term Loans, in an original principal amount equal to the amount of such Lender's Pro Rata Share of $7,500,000 (or, if less, the Term Loan Amount) and with other appropriate insertions. The Term Loan Notes delivered to the Agent on behalf of each Lender shall be dated the Closing Date and stated to mature in nineteen (19) quarterly installments of principal. Each of the first eighteen
(18) installments of principal shall be in an amount equal to such Lender's Pro Rata Share of five percent (5%) of the Term Loan Amount and shall be payable on the first day of each calendar quarter, commencing on January 1, 2001 and ending on April 1, 2005, and the final installment of principal shall be in an amount equal to such Lender's Pro Rata Share of the then remaining principal balance of the Term Loan Notes, and shall be payable on the Stated Termination Date. Each such installment shall be payable to the Agent for the account of the applicable Lender.

      (d) NOTATION AND ENDORSEMENT. The Agent shall record on its books the principal amount of the Term Loans owing to each Lender from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Term Loans in its books and records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Prior to the transfer of a Term Loan Note, the applicable Lender shall endorse on the reverse side thereof the outstanding principal balance of the Term Loan evidenced thereby. Failure by such Lender to make such notation or endorsement shall not affect the obligations of the Borrowers under such Term Loan Note or any of the other Loan Documents.

      2.4   LETTERS OF CREDIT.

      (a) AGREEMENT TO ISSUE OR CAUSE TO ISSUE. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrowers herein set forth, the Agent agrees (i) to cause the Bank (or an affiliate thereof) to issue for the account of a Borrower one or more commercial/documentary and standby letters of credit (each, together with each Existing Letter of Credit, a "Letter of Credit") and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to the Agent, which issues a Letter of Credit for the account of a Borrower (any such credit support or enhancement being herein referred to as a "Credit Support") in accordance with this SECTION 2.4 from time to time during the term of this Agreement.

      (b) AMOUNTS; OUTSIDE EXPIRATION DATE. The Agent shall not have any obligation to take steps to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof exceed the Availability for the applicable Borrower or Total Availability at such time; or (iii) such Letter of Credit has an expiration date later than thirty (30) days prior to the Stated Termination Date or more than twelve (12) months from the date of issuance for standby letters of credit and 180 days for merchandise letters of credit.

      (c) OTHER CONDITIONS. In addition to being subject to the satisfaction of the applicable conditions precedent contained in ARTICLE 10, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the
Agent:

            (1) The applicable Borrower shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer; and

            (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

      (d)   ISSUANCE OF LETTERS OF CREDIT.

            (1) REQUEST FOR ISSUANCE. The applicable Borrower shall give the Agent five (5) Business Days prior written notice of such Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable (except that a Borrower may cancel its request for a Letter of Credit by giving the Agent at least one (1) Business Day prior written notice so long as such Borrower pays to the Agent all reasonable out-of-pocket costs, fees and expenses already incurred by the Agent and/or the Letter of Credit Issuer with respect to such requested Letter of Credit as required by SECTION 3.6) and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The applicable Borrower shall attach to such notice the proposed form of the Letter of Credit.

            (2) RESPONSIBILITIES OF THE AGENT; ISSUANCE. The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the applicable Borrower pursuant to SECTION 2.4(D)(1), (A) the amount of the applicable Unused Letter of Credit Subfacility and (B) the Availability for the applicable Borrower and Total Availability as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would not exceed the Availability for the applicable Borrower or Total Availability, the Agent shall, so long as the other conditions hereof are met, cause the Letter of Credit Issuer to issue the requested Letter of Credit on such requested effective date of issuance.

            (3) NOTICE OF ISSUANCE. On each Settlement Date, the Agent shall give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

            (4) NO EXTENSIONS OR AMENDMENT. The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this SECTION 2.4 are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, not less than thirty (30) days prior to the last date on which the Letter of Credit Issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal; provided, that if all of the requirements of this
      SECTION 2.4 are met and no Default or Event of Default exists, no Lender shall decline to consent to any such extension or renewal.

      (e)   PAYMENTS PURSUANT TO LETTERS OF CREDIT.

            (1) PAYMENT OF LETTER OF CREDIT OBLIGATIONS. The Borrowers agree immediately upon demand to reimburse the Letter of Credit Issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other obligations and other amounts payable to such Letter of Credit Issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which any Borrower may have at any time against such issuer or any other Person.

            (2) REVOLVING LOANS TO SATISFY REIMBURSEMENT OBLIGATIONS. Each drawing under any Letter of Credit shall constitute a request by the applicable Borrower to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such Borrowing shall be the date of such drawing.

      (f)   PARTICIPATIONS.

            (1) PURCHASE OF PARTICIPATIONS. On the Closing Date with respect to Existing Letters of Credit and immediately upon issuance of any other Letter of Credit in accordance with SECTION 2.4(D), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Agent, in connection with the issuance of such Letter of Credit (including all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

            (2) SHARING OF REIMBURSEMENT OBLIGATION PAYMENTS. Whenever the Agent receives a payment from the Borrowers on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender pursuant to SECTION 2.4(E)(2), the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrowers in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds pursuant to the immediately preceding sentence, if received prior to 1:00 p.m. (Atlanta time) on such Business Day, and otherwise on the next succeeding Business Day.

            (3) DOCUMENTATION. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

            (4) OBLIGATIONS IRREVOCABLE. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to its participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrowers for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including any of the following circumstances:

                  (i)   any  lack  of  validity  or   enforceability  of  this
            Agreement or any of the other Loan Documents;

                  (ii) the  existence  of any  claim,  setoff,  defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

                  (iii) any draft,  certificate or any other document  presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                  (v)   the occurrence of any Default or Event of Default; or

                  (vi)  the   failure  of  the   Borrowers   to  satisfy   the
            applicable conditions precedent set forth in ARTICLE 10;

            PROVIDED, HOWEVER, that this SECTION 2.4(F)(4) shall not operate to waive or preclude a Borrower's right to institute an independent claim against the Letter of Credit Issuer for gross negligence or willful misconduct.

      (g) RECOVERY OR AVOIDANCE OF PAYMENTS. In the event any payment by or on behalf of the Borrowers received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

      (h)   INDEMNIFICATION; EXONERATION; POWER OF ATTORNEY

            (1) INDEMNIFICATION. In addition to amounts payable as elsewhere provided in this SECTION 2.4, the Borrowers hereby agree to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent (other than the Bank in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any

      Credit Support or enhancement in connection therewith. The agreement in this SECTION 2.4(H)(1) shall survive payment of all Obligations. Notwithstanding anything to the contrary contained in this subsection
      (h)(1), the Borrowers shall have no obligation to indemnify the Letter of Credit Issuer in respect of any liability incurred by the Letter of Credit Issuer (A) arising solely out of the gross negligence or willful misconduct of the Letter of Credit Issuer, as determined by a court of competent jurisdiction, or (B) caused by the Letter of Credit Issuer's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

            (2) ASSUMPTION OF RISK BY THE BORROWER. As among the Borrowers, the Lenders, and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this SECTION 2.4(H).

            (3) EXONERATION. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person. Nothing contained in this Agreement is intended to limit any Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between any Borrower and the Letter of Credit Issuer.

            (4) INDEMNIFICATION BY LENDERS. The Lenders agree to indemnify the Letter of Credit Issuer (to the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder) ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; PROVIDED that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section shall survive payment in full of all Obligations.

            (5) POWER OF ATTORNEY. In connection with all Inventory financed by Letters of Credit, each Borrower hereby appoint the Agent, or the Agent's designee, as its attorney, with full power and authority: (a) to sign and/or endorse such Borrower's name upon any warehouse or other receipts;
      (b) to sign such Borrower's name on bills of lading and other negotiable and non-negotiable documents; (c) to clear Inventory through customs in the Agent's or such Borrower's name, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose; (d) to complete in such Borrower's or the Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (e) to do such other acts and things as are necessary in order to enable the Agent to obtain possession or control of the Inventory and to obtain payment of the Obligations. Except to the extent arising solely out of gross negligence or willful misconduct, as determined by a court of competent jurisdiction, neither the Agent nor its designee, as a Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

            (6) ACCOUNT PARTY. Each Borrower hereby authorizes and directs any Letter of Credit Issuer to name such Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to any Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to administrative matters, or during the existence of an Event of Default all matters, arising in connection with such Letter of Credit or the application therefor.

            (7) CONTROL OF INVENTORY. In connection with all Inventory financed by Letters of Credit, the Borrowers will, at the Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into any

      Borrower's possession, to deliver them, upon request, to the Agent in their original form. The Borrowers shall also, at the Agent's request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

      (i) SUPPORTING LETTER OF CREDIT; CASH COLLATERAL. If, notwithstanding the provisions of SECTION 2.4(B) and SECTION 12.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, as the Required Lenders, in their discretion shall specify, either (A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support, or (B) cash in amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent or the Lenders under such Letter of Credit or such Credit Support and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

      (j) EXISTING LETTERS OF CREDIT. The Borrowers and the Lenders hereby acknowledge and agree that the Existing Letters of Credit are Letters of Credit hereunder and the Borrowers hereby assume and are jointly and severally obligated with respect to all Obligations related thereto.

      2.5   BANK PRODUCTS.

      Each Borrower may request and the Bank may, in its sole and absolute discretion, arrange for such Borrower to obtain from the Bank or the Bank's Affiliates Bank Products although no Borrower is required to do so. To the extent Bank Products are provided by an Affiliate of the Bank, each Borrower agrees to indemnify and hold the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Bank or any of the Lenders which arise from the indemnity given by the Bank to its Affiliates related to such Bank Products; PROVIDED, HOWEVER, (i) nothing contained herein is intended to limit a Borrower's rights, with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between such Borrower and the Bank which relate to Bank Products and (ii) if the Bank gives a specific written indemnity to an Affiliate in connection with a Bank Product provided to a Borrower, the Bank will provide a copy of such written indemnity to the Parent. The agreement contained in this Section shall survive termination of this Agreement. Each Borrower acknowledges and agrees that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and
(b)  is  subject  to  all  rules  and  regulations  of the  Bank  or the  Bank's
Affiliates.

                                    ARTICLE 3
                                INTEREST AND FEES

      3.1   INTEREST.

      (a) INTEREST RATES. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and SECTIONS 3.1(A)(I), (II), (III) or (IV), as applicable, but not to exceed the Maximum Rate described in SECTION 3.3. Subject to the provisions of SECTION 3.2, any of the Loans may be converted into, or continued as, Base Rate Loans or LIBOR Rate Loans in the manner provided in SECTION 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

            (i) For all Base Rate Term Loans at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin;

            (ii) For all Base Rate Revolving Loans and other Obligations (other than Base Rate Term Loans and LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin;

            (iii) For all LIBOR Term Loans at a per annum rate equal to the LIBOR Rate PLUS the Applicable Margin; and

            (iv) For all LIBOR Revolving Loans at a per annum rate equal to the LIBOR Rate PLUS the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate described in CLAUSES (I) AND (II) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Loans will be payable in arrears on the first day of each month hereafter and on the Termination Date.

      (b) DEFAULT RATE. If any Default or Event of Default occurs and is continuing and the Required Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

      3.2   CONTINUATION AND CONVERSION ELECTIONS.

      (a) The Borrowers may, upon irrevocable written notice to the Agent in accordance with SECTION 3.2(B):

            (i) elect, as of any Business Day, in the case of Base Rate Loans to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

            (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

PROVIDED, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrowers to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate, and PROVIDED FURTHER that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

      (b) The applicable Borrower shall deliver a notice of continuation/conversion ("Notice of Continuation/Conversion") to be received by the Agent not later than 11:00 am. (Atlanta time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

            (i) the proposed Continuation/Conversion Date;

            (ii) the aggregate amount of Loans to be converted or renewed;

            (iii) the type of Loans resulting from the proposed conversion or continuation; and

            (iv) the duration of the requested Interest Period, PROVIDED, HOWEVER, the Borrower may not select an Interest Period with respect to any portion of the Term Loans which extends beyond an installment payment date for the Term Loans unless, after giving effect to such election, the portion of the Term Loans not subject to Interest Periods ending after such installment payment date is equal to or greater than the principal due on such installment payment date.

      (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the applicable Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, such Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

      (d) The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

      (e) During the existence of a Default or Event of Default, the Borrowers may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

      (f) After giving effect to any conversion or continuation of Loans, there may not be more than six (6) different Interest Periods in effect hereunder.

      3.3   MAXIMUM INTEREST RATE.

      In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this SECTION 3.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers such excess.

      3.4   CLOSING FEE.

      The Borrowers agree to pay the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Share on the Closing Date the closing fee set forth in the Agent's Fee Letter (the "Closing Fee"), which Closing Fee shall be fully earned by the Lenders on the Closing Date. The Agent, the Lenders and the Borrowers agree that the Closing Fee may be financed by the Lenders as a Revolving Loan.

      3.5   UNUSED LINE FEE.

      Until the Loans have been paid in full and this Agreement terminated, the Borrowers agree to pay, on the first day of each month and on the Termination Date, to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to the Applicable Margin per annum times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving

Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Agent shall be deemed to be credited to the Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this SECTION 3.5.

      3.6   LETTER OF CREDIT FEE.

      The Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to the Applicable Margin per annum of the undrawn face amount of each Letter of Credit, PLUS all reasonable out-of-pocket costs, fees and expenses incurred by the Agent (or the Letter of Credit Issuer) in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses shall include a "fronting fee", as agreed to between the applicable Borrower and the Letter of Credit Issuer at the time of issuance, payable to the Letter of Credit Issuer. The Letter of Credit Fee shall be payable (a) with respect to commercial/documentary Letters of Credit, monthly in arrears on the first day of each month following any month in which a commercial/documentary Letter of Credit was issued and/or in which a commercial/documentary Letter of Credit remains outstanding and on the Termination Date and (b) with respect to standby Letters of Credit, in full in advance on the day on which a standby Letter of Credit is issued; provided, HOWEVER, that upon (i) an early cancellation and return of any such standby Letter of Credit by the beneficiary thereunder or
(ii) a drawing under any such standby Letter of Credit which is reimbursed by the Borrowers through the proceeds of new Revolving Loans made hereunder, the Agent shall refund a pro rata amount of such Letter of Credit Fee to the Borrowers. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days from the date of issuance through the stated expiration date of the relevant Letter of Credit.

                                    ARTICLE 4
                            PAYMENTS AND PREPAYMENTS

      4.1   REVOLVING LOANS.

      (a) The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; PROVIDED, HOWEVER, that with respect to any LIBOR Revolving Loans prepaid by the Borrowers prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Agent for account of the Lenders the amounts described in SECTION 5.4.

      (b) Upon at least five (5) Business Days' prior written notice to the Agent and the Lenders, the Borrowers may permanently reduce by up to $10,000,000 the unused portion of the Maximum Revolver Amount provided such reduction must be in a minimum amount of $5,000,000 and in increments of $1,000,000 in excess thereof, PROVIDED FURTHER after giving effect to such reduction, the Aggregate Revolver Outstandings shall not be greater than the Maximum Revolver Amount.

      (c) In addition, and without limiting the generality of the foregoing, upon demand the Borrowers shall pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds the Borrowing Base.

      4.2   TERMINATION OF FACILITY.

      The Parent may terminate this Agreement upon at least thirty (30) Business Days' notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit, (b) the prepayment in full of the Term Loans, together with accrued and unpaid interest thereon,
(c) the payment of the early termination fee set forth in the next sentence, (d) the payment in full in cash of all other Obligations together with accrued and unpaid interest thereon, and (e) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in SECTION 5.4. If this Agreement is terminated at any time on or prior to the first Anniversary Date, whether pursuant to this Section or pursuant to SECTION 11.2, the Borrowers shall pay to the Agent, for the account of the Lenders, an early termination fee in an amount equal to one percent (1%) of the Total Facility.

      4.3   REPAYMENT OF TERM LOANS.

      The Borrowers agrees to repay the principal of the Term Loans to the Agent, for the account of the Lenders, in accordance with the terms of the Term Loan Notes.

      4.4   VOLUNTARY PREPAYMENTS OF THE TERM LOANS.

      The Borrowers may prepay the principal of the Term Loans in whole or in part, at any time and from time to time upon (a) at least five (5) Business Days' prior written notice to the Agent and the Lenders, and (b) payment of, with respect to any LIBOR Term Loans to be prepaid prior to the expiration date of the Interest Period applicable thereto, the amounts described in SECTION 5.4. All voluntary prepayments of the principal of the Term Loans shall be accompanied by the payment of all accrued but unpaid interest on the Term Loans to the date of prepayment. Any voluntary prepayment under this SECTION 4.4 of less than all of the outstanding principal of the Term Loans shall be applied to the installments of principal of the Term Loans in the inverse order of maturity, PROVIDED once the last scheduled installment payment of principal has been paid in full then, the Borrowers may elect to apply additional prepayments pro rata to the remaining installments of principal. Amounts prepaid in respect of the Term Loans pursuant to this SECTION 4.4 may not be reborrowed.

      4.5   MANDATORY PREPAYMENTS OF THE TERM LOANS.

      The Borrowers shall prepay the entire unpaid principal balance of the Term Loans, and all accrued but unpaid interest thereon, on the Termination Date. In connection with any such prepayment, if any LIBOR Term Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Lenders the amounts described in SECTION 5.4.

      4.6   PAYMENTS BY THE BORROWERS.

      (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Atlanta time) on the date specified herein. Any payment received by the Agent later than 12:00 noon (Atlanta time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

      (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

      (c) Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

      4.7   PAYMENTS AS REVOLVING LOANS.

      All payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to SECTION 15.7, may, at the option of the Agent, in its sole discretion, subject only to the terms of this SECTION 4.7, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by the Borrowers pursuant to SECTION 2.2 or a deemed request as provided in this
SECTION 4.7. The Borrowers hereby irrevocably authorize the Agent to charge the Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to SECTION 15.7, and agree that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by Borrowers pursuant to SECTION 2.2. The Agent shall provide notice to the Parent of the amounts charged pursuant to the immediately preceding sentence pursuant to monthly loan statements.

      4.8   APPORTIONMENT, APPLICATION AND REVERSAL OF PAYMENTS.

      Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, FIRST, to pay any fees, indemnities or expense reimbursements, including any amounts relating to Bank Products, then due to the Agent from any Borrower; SECOND, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers; THIRD, to pay interest due in respect of all Revolving Loans, including Non-Ratable Loans and Agent Advances; FOURTH, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; FIFTH, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; SIXTH, to pay or prepay principal of the Term Loans; and SEVENTH, to the payment of any other Obligation due to the Agent or any Lender by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by any Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan or LIBOR Term Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans or Base Rate Term Loans. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in SECTION 2.2(J). The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

      4.9   INDEMNITY FOR RETURNED PAYMENTS.

      If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this SECTION 4.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this SECTION 4.9 shall survive the termination of this Agreement.

      4.10  AGENT'S AND LENDERS' BOOKS AND RECORDS; MONTHLY STATEMENTS.

      Each Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Parent a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in SECTION 4.8 and corrections of errors discovered by the Agent), unless a Borrower notifies the Agent in writing to the contrary within thirty
(30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

                                    ARTICLE 5
                     TAXES, YIELD PROTECTION AND ILLEGALITY

      5.1   TAXES.

      (a) Except as otherwise provided in this Section 5.1, any and all payments by any Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Borrowers shall pay all Other Taxes.

      (b) Each Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

      (c) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

            (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

            (ii) such Borrower shall make such deductions and withholdings;

            (iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

            (iv) such Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed;

PROVIDED, HOWEVER, that the Borrowers shall be entitled to deduct and withhold any Taxes or Other Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a State thereof if such Lender fails to comply with the applicable requirements of SECTION 14.10 whenever any such Taxes or Other Taxes are payable by a Borrower.

      (d) Within 30 days after the date of any payment by any Borrower of Taxes or Other Taxes, such Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

      (e) If the Borrowers are required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

      5.2   ILLEGALITY.

      (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Borrowers through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until that Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

      (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, each Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under SECTION 5.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Loans. If the Borrowers are required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

      5.3   INCREASED COSTS AND REDUCTION OF RETURN.

      (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation after the date hereof or (ii) the compliance by that Lender with any guideline or request made after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

      (b) If any Lender shall have determined that (i) the introduction after the date hereof of any Capital Adequacy Regulation, (ii) any change after the date hereof in any Capital Adequacy Regulation, (iii) any change after the date hereof in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any such Capital Adequacy Regulation introduced, changed or newly interpreted or administered after the date hereof, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

      5.4   FUNDING LOSSES.

      The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

      (a) the failure of any Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

      (b) the failure of any Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

      (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period; including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained, but excluding any loss of anticipated profit. Borrower shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

      5.5   INABILITY TO DETERMINE RATES.

      If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, any Borrower may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If the applicable Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

      5.6   CERTIFICATES OF LENDERS.

      Any Lender claiming reimbursement or compensation under this Article 5 shall deliver to the Borrowers (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

      5.7   SURVIVAL.

      The agreements and obligations of the Borrowers in this Article 5 shall survive the payment of all other Obligations.

                                    ARTICLE 6
                                   COLLATERAL

      6.1   GRANT OF SECURITY INTEREST.

      (a) As security for all Obligations, each of the Borrowers hereby grants to the Agent, for the benefit of the Agent, the Bank and the Lenders, a continuing security interest in, lien on, assignment of and right of set-off against, all of the following property and assets of such Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:

            (i) all Accounts (including any credit enhancement therefor);

            (ii) all Inventory;

            (iii) all contract rights, letters of credit, Assigned Contracts, chattel paper, instruments, notes, documents, and documents of title;

            (iv) all General Intangibles;

            (v) all Equipment (to the extent not already subject to a Lien granted pursuant to the IRB Financing);

            (vi) all Investment Property;

            (vii) all money, cash, cash equivalents, securities and other property of any kind of such Borrower held directly or indirectly by the Agent or any Lender;

            (viii) all of such Borrower's deposit accounts, credits, and balances with and other claims against the Agent or any Lender or any of their Affiliates or any other financial institution with which such Borrower maintains deposits, including any Payment Accounts;

            (ix) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

            (x) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with the Real Estate covered by the Mortgages, the Pledged Collateral referred to in the Pledge Agreements, the factoring proceeds referred to in the Assignments of Factoring Proceeds and all other property of each Borrower in which the Agent or any Lender may at any time be granted a Lien, is herein collectively referred to as the "Collateral."

      (b) On or before September 15, 2000, the applicable Borrowers shall (i) execute and deliver to the Agent, as security for all Obligations, Mortgages on all owned Real Estate located in the United States (to the extent not already subject to a Lien granted pursuant to the IRB Financing and specifically excluding the condominium owned by the Borrowers in Banner Elk, North Carolina) and on the Real Estate leased by Regal in Hickory, North Carolina on which an 80,000 square foot distribution center is located and (ii) deliver to the Agent such title insurance policies, legal opinions, officer's certificates and other supporting documents as the Agent may reasonably request in connection with such Mortgages, all such documents to be in form and substance reasonably acceptable to the Agent. In addition, if at any time the Real Estate subject to a Lien granted pursuant to the IRB Financing shall no longer be subject to such Lien, the applicable Borrowers shall promptly (x) execute and deliver to the Agent, as security for the Obligations, Mortgages on such Real Estate and (y) deliver to the Agent such title insurance policies, legal opinions, officer's certificates and other supporting documents as the Agent may reasonably request in connection with such Mortgages, all such documents to be in form and substance reasonably acceptable to the Agent.

      (c) At the request of the Agent, the Borrowers shall (i) use their best efforts to obtain any necessary consents to assignment with respect to a collateral assignment to the Agent of the Borrowers' interests in and under (A) that certain Supply Agreement dated December 30, 1998 between Union Underwear Company, Inc. d/b/a Fruit of the Loom and Worldtex, as amended or modified from time to time, and (B) that certain Joint Venture Agreement dated August 18, 1999 between Spinwell Valliappa Private Limited and Worldtex, as amended or modified from time to time, and (ii) execute such documents as the Agent reasonably deems necessary to make such contracts subject to the Agent's Liens and a part of the Collateral.

      (d) All of the Obligations shall be secured by all of the Collateral.

      6.2   PERFECTION AND PROTECTION OF SECURITY INTEREST.

      (a) Each Borrower shall, at its expense, perform all steps reasonably requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including: (i) executing, delivering and/or filing and recording of the Mortgages, the Notices of Grant of Security Interests in Patents and the Notices of Grant of Security Interests in Trademarks and executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Agent; (ii) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (iii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the collateral for which certificates of title have been issued; (iv) when an Event of Default exists, transferring Inventory to warehouses or other locations designated by the Agent; (v) placing notations on such Borrower's books of account to disclose the Agent's security interest; (vi) delivering to the Agent all letters of credit on which such Borrower is named beneficiary; and (vii) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without applicable Borrower's signature, one or more financing statements disclosing the Agent's Liens. Each Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

      (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of a Borrower's agents or processors, then such Borrower shall notify the Agent thereof and shall, at the request of Agent, notify such Person of the Agent's security interest in such Collateral and, upon and during the continuation of an Event of Default, instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions. If at any time any Collateral is located in any operating facility of a Borrower not owned by such Borrower, then such Borrower shall, at the request of the Agent, obtain written landlord lien waivers or subordinations, in form and substance reasonably satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

      (c) From time to time, each Borrower shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral with respect to such Borrower, but such Borrower's failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to such Borrower. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability for any Borrower or Total Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

      6.3   LOCATION OF COLLATERAL.

      Each Borrower  represents  and warrants to the Agent and the Lenders that:
(a) SCHEDULE 6.3 is a correct and complete list of such Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b)
SCHEDULE 6.3 correctly identifies any of such facilities and locations that are not owned by such Borrower and sets forth the names of the owners and lessors or sublessors of such facilities and locations. Each Borrower covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for such Borrower on SCHEDULE 6.3, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in SCHEDULE 6.3, in each case unless it gives the Agent at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent reasonably requests in connection therewith. Without limiting the foregoing, each Borrower represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory will be, located either (a) on premises owned by such Borrower, (b) on premises leased by such Borrower, provided that the Agent has, if requested by the Agent, received an executed landlord waiver from the landlord of such premises in form and substance satisfactory to the Agent, or (c) in a warehouse or with a bailee, provided that the Agent has, if requested by the Agent, received an executed bailee letter from the applicable Person in form and substance satisfactory to the Agent.

      6.4   TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL.

      Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) all of the Collateral is and will continue to be owned by such Borrower free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Agent's Liens in the Collateral will not be subject to any prior Lien except for Permitted Liens (excluding Liens permitted under CLAUSE (F) of the definition of Permitted Liens); and (c) such Borrower will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.

      6.5   APPRAISALS.

      At such times as the Agent requests, the Borrowers shall, at their expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders. Without limiting the generality of the foregoing, the Borrowers agree to provide the Agent with updated Inventory appraisals within 90 days following the Closing Date.

      6.6   ACCESS AND EXAMINATION; CONFIDENTIALITY; CONSENT TO ADVERTISING.

      (a) The Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours and upon reasonable prior notice (and at any time when a Default or Event of Default exists and is continuing) have access to, examine, audit, make extracts from or copies of and inspect any or all of the Borrowers' records, files, and books of account and the Collateral, and discuss the Borrowers' affairs with the Borrowers' officers and management. Each Borrower will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for such Borrower. The Agent may, and at the direction of the Required Lenders shall, at the Borrowers' expense, make copies of all of the Borrowers' books and records, or require the Borrowers to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Borrowers' respective personnel, supplies, and Real Estate as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

      (b) Each Borrower hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of such Borrower and a general description of such Borrower's business and may use such Borrower's name in advertising and other promotional material, in each case (other than in connection with a traditional tombstone) subject to the Parent's prior review and approval of such information and materials, such approval not to be unreasonably withheld or delayed.

      (c) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential", "proprietary" or "secret" by a Borrower and provided to the Agent or such Lender by or on behalf of such Borrower, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than such Borrower, provided that such source is not bound by a confidentiality agreement with such Borrower known to the Agent or such Lender; PROVIDED, HOWEVER, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors, provided that such professional advisors agree to keep such information confidential to the same extent required of the Lenders hereunder; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which such Borrower is party or is deemed party with the Agent or such Lender; and (9) to its Affiliates, provided that such Affiliates agree to keep such information confidential to the same extent required of the Lenders hereunder; PROVIDED FURTHER that the Agent or such Lender, as applicable, will endeavor to provide notice to the Parent of any disclosure pursuant to clauses (1) - (4) above.

      6.7   COLLATERAL REPORTING.

      The Parent shall provide the Agent with the following documents at the following times in form satisfactory to the Agent: (a) within six (6) days after the last day of each calendar week, or more frequently if requested by the Agent, (i) upon request of the Agent, a schedule of the Borrowers' Accounts created, and a detailed report of collections made, since the last such schedule, (ii) a Borrowing Base Certificate with respect to the last day of such week and (iii) a calculation of ineligible Accounts and ineligible Inventory;
(b) on a monthly basis, by the fifteenth (15th) day of the following month, or more frequently if requested by the Agent, an aging of the Borrowers' Accounts, together with a reconciliation to the previous month's aging of the Borrowers' Accounts and to the Borrowers' general ledger; (c) on a monthly basis by the fifteenth (15th) day of the following month, or more frequently if requested by the Agent, an aging of the Borrowers' accounts payable; (d) on a monthly basis by the fifteenth (15th) day of the following month (or more frequently if requested by the Agent), Inventory reports by category and location, with additional detail showing additions to and deletions from the Inventory, together with a reconciliation to the Borrowers' general ledger; (e) upon request, copies of invoices in connection with the Borrowers' Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Borrowers' Accounts and for Inventory and Equipment acquired by the Borrowers, purchase orders and invoices; (f) upon request, a statement of the balance of each of the Intercompany Accounts; (g) such other reports as to the Collateral of the Borrowers as the Agent shall reasonably request from time to time; and (h) with the delivery of each of the foregoing, a certificate of the Parent executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Borrowers records or reports of the Collateral are prepared by an accounting service or other agent, the Borrowers hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

      6.8   ACCOUNTS.

      (a) Each Borrower hereby represents and warrants to the Agent and the Lenders, with respect to such Borrower's Accounts, that: (i) each existing Account represents, and each future Account will represent, a BONA FIDE sale or lease and delivery of goods by such Borrower, or rendition of services by such Borrower, in the ordinary course of such Borrower's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to such Borrower and disclosed to the Agent and the Lenders to the extent required pursuant to this Agreement;
(iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except in the ordinary course of the Borrowers' business when no Event of Default exists hereunder and, to the extent required hereunder, as reported to the Agent and the Lenders in accordance with this Agreement; (iv) each copy of an invoice delivered to the Agent by such Borrower will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of such Borrower described in each invoice will have been performed.

      (b) No Borrower shall re-date any invoice or sale or make sales on extended dating beyond that customary in such Borrower's business or extend or modify any Account, except in the ordinary course of the Borrowers' business when no Event of Default exists hereunder. If a Borrower becomes aware of any matter adversely affecting the collectibility of any Account or the Account Debtor therefor involving an amount greater than $250,000, including information regarding the Account Debtor's creditworthiness, such Borrower will promptly so advise the Agent.

      (c) No Borrower shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Agent's written consent. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the applicable Account and not payment thereof and the applicable Borrower will promptly deliver such instrument to the Agent, endorsed by such Borrower to the Agent in a manner satisfactory in form and substance to the Agent.

      (d) Without limiting the obligation of the Borrowers to disclose ineligible Accounts on the Borrowing Base Certificates delivered pursuant to
Section 6.6, each Borrower shall notify the Agent promptly of all disputes and claims in excess of $250,000 with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Agent's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the Borrowers' business when no Event of Default exists hereunder. The applicable Borrower shall send the Agent a copy of each credit memorandum in excess of $250,000 as soon as issued. The Agent may at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Required Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the Loan Account with the net amounts received by the Agent in payment of any Accounts.

      (e) If an Account Debtor returns any Inventory to a Borrower when no Event of Default exists, then such Borrower shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. The Borrowers shall immediately report to the Agent any return involving an amount in excess of $250,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to the Borrowers when an Event of Default exists, the Borrowers, upon the request of the Agent, shall: (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Agent's prior written consent. All returned Inventory shall be subject to the Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory

      6.9   COLLECTION OF ACCOUNTS; PAYMENTS.

      (a) The Borrowers shall establish a lock-box service for collections of all Accounts (other than Accounts collected in Canada) at one or more Clearing Banks acceptable to the Agent and subject to a Blocked Account Agreement and/or other documentation acceptable to the Agent. At the request of the Agent, each of the Borrowers' collection accounts not already subject to a Blocked Account Agreement shall be made subject to a Blocked Account Agreement. The Borrowers shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, any Borrower receives any proceeds of Accounts, it shall receive such payments as the Agent's trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. All collections received in any lock-box or Payment Account or directly by any Borrower or the Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Agent's sole control and withdrawals by the Borrowers shall not be permitted. The Agent or the Agent's designee may, at any time after the occurrence and during the continuation of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, the Borrowers, at the Agent's request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

      (b) If sales of Inventory are made or services are rendered for cash, the applicable Borrower shall immediately deliver to the Agent or deposit into a Payment Account the cash which such Borrower receives.

      (c) All payments including immediately available funds received by the Agent at a bank account designated by it, will be the Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the Loan Account (conditional upon final collection) after allowing two (2) Business Days for collection; PROVIDED, HOWEVER, that such payments shall be deemed to be credited to the Loan Account immediately upon receipt for purposes of (i) determining Availability for any Borrower or Total Availability, (ii) calculating the Unused Line Fee pursuant to SECTION 3.5, and (iii) calculating the amount of interest accrued thereon solely for purposes of determining the amount of interest to be distributed by the Agent to the Lenders (but not the amount of interest payable by the Borrowers).

      (d) In the event the Borrowers repay all of the Obligations upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Agent's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Loan Account two (2) Business Day(s) after the Agent's receipt of such funds.

      6.10  INVENTORY; PERPETUAL INVENTORY.

      (a) Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory owned by such Borrower is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Borrower's business, and is and will be fit for such purposes. Each Borrower will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Borrower's business. Each Borrower will not, without the prior written consent of the Agent, acquire or accept any Inventory on consignment or approval. Each Borrower agrees that all Inventory produced by such Borrower in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Borrower will conduct a physical count of the Inventory at least once per Fiscal Year and, after the occurrence and during the continuation of an Event of Default, at such other times as the Agent requests. Each Borrower will maintain a perpetual inventory reporting system at all times. Each Borrower will not, without the Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

      (b) On or before August 31, 2000, the applicable Borrowers shall cause to be executed and delivered to the Agent a Notice of Security Interest to Warehousing Customer in a form and substance acceptable to the Agent with respect to each location where inventory is stored off-site.

      6.11  EQUIPMENT.

      (a) Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Equipment owned by such Borrower is and will be used or held for use in such Borrower's business, and is and will be fit for such purposes. Each Borrower shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

      (b) Each Borrower shall promptly inform the Agent of any material additions to or deletions from the Equipment. Each Borrower shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien. No Borrower will, without the Agent's prior written consent, alter or remove any identifying symbol or number on any of such Borrower's Equipment constituting Collateral.

      (c) No Borrower shall, without the Agent's prior written consent, sell, lease as a lessor, or otherwise dispose of any of such Borrower's Equipment; PROVIDED, HOWEVER, that such Borrower may dispose of obsolete or unusable Equipment having an orderly liquidation value no greater than $250,000 in the aggregate in any Fiscal Year, or $750,000 in the aggregate during the term of this Agreement, without the Agent's consent, subject to the conditions set forth in the next sentence. In the event any of such Equipment is sold, transferred or otherwise disposed of pursuant to the proviso contained in the immediately preceding sentence, (1) if such sale, transfer or disposition is effected without replacement of such Equipment, or such Equipment is replaced by Equipment leased by such Borrower or by Equipment purchased by such Borrower subject to a purchase money Lien, then such Borrower shall deliver the net cash proceeds of any such sale, transfer or disposition to the Agent, which proceeds shall be applied to the reduction of the Term Loans (in the inverse order of maturity), or (2) if such sale, transfer or disposition is made in connection with the purchase by the Borrower of replacement Equipment, then such Borrower shall use the proceeds of such sale, transfer or disposition to purchase such replacement Equipment and shall deliver to the Agent written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by such Borrower shall be free and clear of all Liens except the Agent's Lien.

      6.12  ASSIGNED CONTRACTS.

      Each Borrower shall fully perform all of its obligations under each of the Assigned Contracts, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; PROVIDED, HOWEVER, that no Borrower shall take any action or fail to take any action with respect to its Assigned Contracts which would cause the termination of a material Assigned Contract. Without limiting the generality of the foregoing, each Borrower shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. The Borrowers shall notify the Agent and the Lenders in writing, promptly after any Borrower becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue such right and report to the Agent on all further developments with respect thereto. Each Borrower shall deposit into the Payment Account or remit directly to the Agent for application to the Obligations in such order as the Required Lenders shall determine (PROVIDED that so long as no Event of Default then exists, such amounts shall be applied first to outstanding Revolving Loans), all amounts received by such Borrower as indemnification or otherwise pursuant to its Assigned Contracts. If any Borrower shall fail after the Agent's demand to pursue diligently any material right under its Assigned Contracts, or if an Event of Default then exists, the Agent may, and at the direction of the Required Lenders shall, directly enforce such right in its own or such Borrower's name and may enter into such settlements or other agreements with respect thereto as the Agent or the Required Lenders, as applicable, shall determine. In any suit, proceeding or action brought by the Agent for the benefit of the Lenders under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Borrowers shall indemnify and hold the Agent and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by a Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from a Borrower to or in favor of such obligor or its successors. All such obligations of the Borrowers shall be and remain enforceable only against the Borrowers and shall not be enforceable against the Agent or the Lenders. Notwithstanding any provision hereof to the contrary, each Borrower shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and the Agent's or any Lender's exercise of any of their respective rights with respect to the Collateral shall not release any Borrower from any of such duties and obligations. Neither the Agent nor any Lender shall be obligated to perform or fulfill any of any Borrower's duties or obligations under its Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

      6.13  DOCUMENTS, INSTRUMENTS, AND CHATTEL PAPER.

      Each  Borrower  represents  and warrants to the Agent and the Lenders that
(a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by such Borrower, free and clear of all Liens other than Permitted Liens.

      6.14  RIGHT TO CURE.

      The Agent may, in its discretion, and shall, at the direction of the Required Lenders, pay any amount or do any act required of any Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which such Borrower fails to pay or do, including payment of any judgment against such Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this SECTION 6.14 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this SECTION 6.14 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

      6.15  POWER OF ATTORNEY.

      The Borrowers hereby appoint the Agent and the Agent's designee as the Borrowers' attorney, with power: (a) to endorse any Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) to sign any Borrower's name (i) so long as any Event of Default has occurred and is continuing, on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, and (ii) at any time, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of each Borrower's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to any Borrower;
(d) so long as any Event of Default has occurred and is continuing, to send requests for verification of Accounts to customers or Account Debtors; (e) to clear Inventory through customs in each Borrower's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in each Borrower's name for such purpose; and (f) to do all things necessary to carry out this Agreement. Each Borrower ratifies and approves all acts of such attorney that are taken in accordance with the terms hereof and do not constitute gross negligence or willful misconduct. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

      6.16  THE AGENT'S AND LENDERS' RIGHTS, DUTIES AND LIABILITIES.

      Each Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral, except to the extent of gross negligence or willful misconduct on the part of the Agent or any Lender. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Borrower from any of the Obligations. Following the occurrence and during the continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Required Lenders shall, without notice to or consent from any Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and any Borrower.

      6.17  SITE VISITS, OBSERVATIONS AND TESTING.

      The Agent and its representatives will have the right at any reasonable time to enter and visit the Real Estate and any other place where any property of any Borrower is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate. The Agent is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent's Liens and preserving the Agent's and the Lenders' rights under this Agreement. No site visit, observation or testing by the Agent and the Lenders will result in a waiver of any default of any Borrower or impose any liability on the Agent or the Lenders, except to the extent of any damage actually caused by the actions of the Agent or a Lender. In no event will any site visit, observation or testing by the Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. Neither any Borrower nor any other party is entitled to rely on any site visit, observation or testing by the Agent. The Agent and the Lenders owe no duty of care to protect any Borrower or any other party against, or to inform any Borrower or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Agent may in its discretion disclose to the Borrowers or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Agent. Each Borrower understands and agrees that the Agent makes no warranty or representation to any Borrower or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. Each Borrower also understands that depending on the results of any site visit, observation or testing by the Agent and disclosed to any Borrower, such Borrower may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by such Borrower without advice or assistance from the Agent. In each instance, the Agent will give the Borrowers reasonable notice before entering the Real Estate or any other place the Agent is permitted to enter under this SECTION 6.17. The Agent will make reasonable efforts to avoid interfering with any Borrower's use of the Real Estate or any other property in exercising any rights provided hereunder.

                                    ARTICLE 7
              BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

      7.1   BOOKS AND RECORDS.

      Each Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 7.2(A). Each Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

      7.2   FINANCIAL INFORMATION.

      Each Borrower shall promptly furnish to each Lender, all such financial information as the Agent shall reasonably request. Without limiting the foregoing, the Parent will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

      (a) As soon as available, but in any event not later than one hundred five
(105) days after the close of each Fiscal Year, consolidated audited and consolidating unaudited balance sheets, and statements of income and expense, cash flow and of stockholders' equity for the Parent and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon of independent certified public accountants selected by the Parent and reasonably satisfactory to the Agent, which report shall not contain a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such statements without such qualification. The Parent, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders. The Borrowers hereby authorize the Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Parent and its consolidated Subsidiaries and to discuss directly with the Agent the finances and affairs of the Parent and its consolidated Subsidiaries.

      (b) As soon as available, but in any event not later than forty-five (45) days after the end of each month (other than the close of any fiscal quarter), consolidated and consolidating unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited statements of income and expense and cash flow for the Parent and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operations of the Parent and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 7.2(A). The Parent shall certify by a certificate signed by a Responsible Officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the Parent's financial position as at the dates thereof and its results of operations for the periods then ended.

      (c) As soon as available, but in any event not later than sixty (60) days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated and consolidating unaudited balance sheets of the Parent and its consolidated Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited statements of income and expense and statement of cash flows for the Parent and its Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operation of the Parent and its Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required to be delivered pursuant to SECTION 7.2(A). The Parent shall certify by a certificate signed by a Responsible Officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the Parent's financial position as at the dates thereof and its results of operations for the periods then ended.

      (d) With each of the audited Financial  Statements  delivered  pursuant to
SECTION 7.2(A), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

      (e) With each of the annual audited Financial Statements delivered pursuant to SECTION 7.2(A), and within sixty (60) days after the end of each fiscal quarter, a certificate of a Responsible Officer of the Parent (i) setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the covenants set forth in SECTIONS 9.25 through 9.27 during the period covered in such Financial Statements and as at the end thereof, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) each Borrower is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements, (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and (E) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements. If such certificate discloses that a representation or warranty is not correct, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or propose to take with respect thereto.

      (f) No sooner than sixty (60) days and not less than thirty (30) days prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, statements of income and expenses and statements of cash flow) for the Parent and its Subsidiaries as at the end of and for each month of such Fiscal Year.

      (g) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of any Borrower.

      (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by any Borrower or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act (including without limitation the Parent's reports on Form 10-K and Form 10-Q), and all reports, notices, or statements sent or received by any Borrower or any of its Subsidiaries to or from the holders of any equity interests of any Borrower (other than routine non-material correspondence sent by shareholders of any Borrower to such Borrower) or any such Subsidiary or of any Debt for Borrowed Money of the Parent or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

      (i) As soon as available, but in any event not later than 15 days after any Borrower's receipt thereof, a copy of all management reports and management letters prepared for such Borrower by any independent certified public accountants of such Borrower.

      (j) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which any Borrower makes available to its shareholders.

      (k) Promptly after filing with the IRS, a copy of each tax return filed by the Borrower or by any of its Subsidiaries.

      (l) With all of the financial information delivered pursuant to SECTIONS 7.2(A), 7.2(B), 7.2(C) and 7.2(F), a breakdown of that portion of the Borrowers' consolidated assets, income and expenses and cash flows, respectively, that is attributable to foreign operations (to the extent such information is not already reflected in the consolidating balance sheets, statements of income and expenses and statements of cash flow, respectively, delivered pursuant to such sections).

      (m) On or before August 31, 2000, a detailed description of the Borrowers' vehicle leases.

      (n) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of any Borrower or any Subsidiary.

      7.3   NOTICES TO LENDERS.

      Each Borrower shall notify the Agent and the Lenders in writing of the following matters at the following times:

      (a) Immediately, but in any event no later than two (2) Business Days, after becoming aware of any Default or Event of Default;

      (b) Immediately, but in any event no later than two (2) Business Days, after becoming aware of the assertion by the holder of any capital stock of any Borrower or of any Subsidiary or of any Debt in a face amount in excess of $500,000 that a default exists with respect thereto or that such Borrower or such Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

      (c) Immediately, but in any event no later than two (2) Business Days, after becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

      (d) Immediately, but in any event no later than two (2) Business Days, after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

      (e) Immediately, but in any event no later than two (2) Business Days, after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

      (f) Immediately, but in any event no later than two (2) Business Days, after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

      (g) Immediately, but in any event no later than two (2) Business Days, after receipt of any notice of any violation by any Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that any Borrower or any Subsidiary is not in compliance with any Environmental Law or is investigating such Borrower's or such Subsidiary's compliance therewith;

      (h) Immediately, but in any event no later than two (2) Business Days, after receipt of any written notice that any Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that any Borrower or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $500,000;

      (i) Immediately, but in any event no later than two (2) Business Days, after receipt of any written notice of the imposition of any Environmental Lien against any property of any Borrower or any of its Subsidiaries;

      (j) Any change in any Borrower's name, state of organization, or form of organization, trade names under which any Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

      (k) Within ten (10) Business Days after any Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

      (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within five (5) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by any Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either a Borrower or any ERISA Affiliate;

      (m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within five (5) Business Days after receipt thereof by any Borrower or any ERISA

Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability in excess of $500,000;

      (n) Within five (5) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase any Borrower's annual costs with respect thereto by an amount in excess of $500,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any ERISA Affiliate was not previously contributing; or
(ii) any failure by any Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or

      (o)  Within  five (5)  Business  Days  after  any  Borrower  or any  ERISA
Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

      Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that a Borrower, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                    ARTICLE 8
                     GENERAL WARRANTIES AND REPRESENTATIONS

      Each Borrower warrants and represents to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Required Lenders in writing:

      8.1 AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT AND THE LOAN DOCUMENTS.

      Each Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. Each Borrower has taken all necessary corporate action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Borrower, and constitute the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms without defense, setoff or counterclaim, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Each Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in, or require the creation or imposition of, any Lien upon the property of such Borrower or any of its Subsidiaries by reason of, the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which such Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to such Borrower or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws of such Borrower or any of its Subsidiaries.

      8.2   VALIDITY AND PRIORITY OF SECURITY INTEREST.

      The provisions of this Agreement, the Mortgages, and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for Permitted Liens (excluding Liens permitted under CLAUSE (F) of the definition of Permitted Liens) securing all the Obligations, and enforceable against the Borrowers and all third parties.

      8.3   ORGANIZATION AND QUALIFICATION.

      Each Borrower (a) is duly incorporated and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on SCHEDULE 8.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business, except where the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect, and
(c) has all requisite power and authority to conduct its business and to own its property.

      8.4   CORPORATE NAME; PRIOR TRANSACTIONS.

      Except as set forth on SCHEDULE 8.4, no Borrower has, during the past five
(5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

      8.5   SUBSIDIARIES.

      SCHEDULE 8.5 is a correct and complete list of the name and relationship to the Parent of each and all of the Parent's Subsidiaries. Each Subsidiary (other than any Borrower) is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on SCHEDULE 8.5, and (b) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary's business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

      8.6   FINANCIAL STATEMENTS AND PROJECTIONS.

      (a) The Parent has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Parent and its consolidated
Subsidiaries as of December 31, 1999, and for the Fiscal Year then ended, accompanied by the report thereon of the Parent's independent certified public accountants, Deloitte & Touche LLP. The Parent has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Parent and its consolidated Subsidiaries as of March 31, 2000. Such Financial Statements are attached hereto as EXHIBIT C. All such Financial Statements have been prepared in accordance with GAAP (subject, in the case of the Financial Statements as of March 31, 2000, to normal year-end adjustments) and present fairly the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

      (b) The Latest Projections when submitted to the Lenders as required herein represent the Parent's best estimate of the future financial performance of the Parent and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Parent believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lender.

      8.7   CAPITALIZATION.

      The Parent's authorized capital stock consists of 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued, and 40,000,000 shares of common stock, par value $0.01 per share, of which 14,271,171 shares are validly issued and outstanding, fully paid and non-assessable.

      8.8   SOLVENCY.

      Each Borrower is Solvent prior to and after giving effect to the making of the Term Loans and the Revolving Loans to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date, and shall remain Solvent during the term of this Agreement.

      8.9   DEBT.

      After giving effect to the making of the Term Loans and the Revolving Loans to be made on the Closing Date and the application of a portion of the proceeds thereof to paydown certain Debt outstanding, the Parent and its Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on
SCHEDULE 8.9, (c) trade payables and other contractual obligations arising in the ordinary course of business, (d) other Debt existing on the Closing Date and reflected in the Financial Statements attached hereto as EXHIBIT C and (e) other Debt permitted under SECTION 9.13.

      8.10  DISTRIBUTIONS.

      Since December 31, 1999, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Parent or any of its Subsidiaries.

      8.11  TITLE TO PROPERTY.

      Each Borrower has good and marketable title in fee simple to the Real Estate identified on SCHEDULE 8.12 as owned by such Borrower, and each Borrower has good, indefeasible, and merchantable title to, or a valid leasehold interest in, all of its other material property (including the assets reflected on the December 31, 1999 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof), free of all Liens except Permitted Liens.

      8.12  REAL ESTATE; LEASES.

      SCHEDULE 8.12 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by each Borrower and of any real property owned by any of its Subsidiaries, all leases and subleases of real or personal property held by each Borrower as lessee or sublessee (other than leases of personal property as to which a Borrower is lessee or sublessee for which the value of such personal property is less than (a) $25,000 with respect to any individual item of personal property and (b) $250,000 with respect to all substantially similar items of personal property; e.g., if a Borrower leases 13 forklifts, each valued at $20,000, the leases of these forklifts should be scheduled), and all leases and subleases of real or personal property held by each Borrower as lessor, or sublessor; PROVIDED, HOWEVER, that SCHEDULE 8.12 may, as of the Closing Date, contain only summary information with respect to vehicle leases. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and, to the knowledge of the Borrowers, no material default by any party to any such lease or sublease exists.

      8.13  PROPRIETARY RIGHTS.

      SCHEDULE 8.13 sets forth a correct and complete list of all of the Borrowers' Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on SCHEDULE 8.13. To the best of each Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on SCHEDULE 8.13 constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrowers' business.

      8.14  TRADE NAMES.

      All trade names or styles under which any Borrower or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on SCHEDULE 8.14.

      8.15  LITIGATION.

      Except as set forth on SCHEDULE 8.15, there is no pending, or to the best of each Borrower's knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of each Borrower's knowledge investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to cause a Material Adverse Effect.

      8.16  RESTRICTIVE AGREEMENTS.

      No Borrower is a party to any contract or agreement, or subject to any charter or other corporate restriction, which adversely affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations of which could reasonably be expected to cause a Material Adverse Effect.

      8.17  LABOR DISPUTES.

      Except as set forth on SCHEDULE 8.17, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of any Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Borrower or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of each Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Borrower or its Subsidiaries or their Employees.

      8.18  ENVIRONMENTAL LAWS.

      Except as otherwise disclosed on SCHEDULE 8.18:

      (a) Each  Borrower  and its  Subsidiaries  have  complied in all  material respects with all Environmental Laws and neither such Borrower nor any Subsidiary nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

      (b) Each Borrower and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and such Borrower and its Subsidiaries are in compliance with all material terms and conditions of such permits.

      (c) Neither any Borrower nor any of its Subsidiaries, nor, to the best of such Borrower's knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste.

      (d) Neither any Borrower nor any of its Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

      (e) To the best of each Borrower's knowledge, none of the present or past operations of any Borrower and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

      (f) There is not now, nor to the best of each Borrower's knowledge has there ever been, on or in the Real Estate:

            (1) any underground storage tanks or surface impoundments,

            (2) any asbestos-containing material, or

            (3) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

      (g) Neither any Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

      (h) Neither any Borrower nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on such Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

      (i) None of the products manufactured, distributed or sold by any Borrower or any of its Subsidiaries contain asbestos containing material.

      (j) No Environmental Lien has attached to the Real Estate.

      8.19  NO VIOLATION OF LAW.

      Neither any Borrower nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

      8.20  NO DEFAULT.

      Neither any Borrower nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

      8.21  ERISA COMPLIANCE.

      Except as specifically disclosed in SCHEDULE 8.21.

      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of each Borrower, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

      (b) There are no pending or, to the best knowledge of each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (c) (i) No ERISA Event has  occurred or is  reasonably  expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and
(v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      8.22  TAXES.

      Each Borrower and its Subsidiaries have filed all federal and other tax returns and material reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments (a) would constitute a Permitted Lien or (b) are (i) not yet past due or (ii) being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate reserves determined in accordance with GAAP have been established on the applicable
Borrower's or Subsidiary's books and records and no Lien with respect to nonpayment thereof has been asserted.

      8.23  REGULATED ENTITIES.

      None of the Borrowers, any Person controlling a Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

      8.24  USE OF PROCEEDS; MARGIN REGULATIONS.

      The proceeds of the Loans are to be used solely to refinance existing Debt and for working capital and general corporate purposes. Neither any Borrower nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

      8.25  COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC.

      Each Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of each Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrowers, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of each Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

      8.26  NO MATERIAL ADVERSE CHANGE.

      No material adverse change has occurred in any Borrower's property, business, operations, or conditions (financial or otherwise) since the date of the Financial Statements delivered to the Lenders pursuant to SECTION 8.6(A).

      8.27  FULL DISCLOSURE.

      None of the representations or warranties made by any Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of any Borrower to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

      8.28  MATERIAL AGREEMENTS.

      SCHEDULE 8.28 hereto sets forth as of the Closing Date all material agreements and contracts to which any Borrower or any of its Subsidiaries is a party or is bound as of the date hereof.

      8.29  BANK ACCOUNTS.

      SCHEDULE 8.29 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by the Borrowers with any bank or other financial institution.

      8.30  GOVERNMENTAL AUTHORIZATION.

      No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower or any of its Subsidiaries of this Agreement or any other Loan Document (except for those filings as are required by Section 6.2.

                                    ARTICLE 9
                       AFFIRMATIVE AND NEGATIVE COVENANTS

      Each Borrower covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

      9.1   TAXES AND OTHER OBLIGATIONS.

      Each Borrower shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; PROVIDED, HOWEVER, so long as the Borrowers have notified the Agent in writing, neither the Borrowers nor any of their Subsidiaries need pay any such tax, fee, assessment, governmental charge, Debt, claim or other indebtedness, that (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) the applicable Borrower or its Subsidiary, as the case may be, has established proper reserves therefor as provided in accordance with GAAP, and (iii) no Lien (other than a Permitted Lien) results from such non-payment.

      9.2   CORPORATE EXISTENCE AND GOOD STANDING.

      Each Borrower shall, and shall cause each of its Subsidiaries to, maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

      9.3   COMPLIANCE WITH LAW AND AGREEMENT; MAINTENANCE OF LICENSES.

      Each Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). Each Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date. No Borrower shall modify, amend or alter its certificate or article of incorporation other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

      9.4   MAINTENANCE OF PROPERTY.

      Each Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

      (a) Each Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurers having a rating of at least AVII or better by Best Rating Guide or which are otherwise acceptable to the Agent, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its discretion, or acting at the direction of the Required Lenders, shall specify, in amounts, and under policies reasonably acceptable to the Agent and the Required Lenders. Without limiting the foregoing, each Borrower shall also maintain, and shall cause each of its Subsidiaries to maintain, flood insurance, in the event of a designation of the area in which any Real Estate covered by the Mortgages and any of the Equipment and Inventory located on such Real Estate is located as "flood prone" or a "flood risk area," (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act. Each Borrower shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.

      (b) Each Borrower shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole (except with respect to vehicles, equipment and other property subject to purchase money Liens) loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of any Borrower or any of its Subsidiaries or the owner of any Real Estate. All premiums for such insurance shall be paid by the Borrowers when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If any Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Revolving Loans.

      (c) Each Borrower shall promptly notify the Agent and the Lenders of any material loss, damage, or destruction to the Collateral, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance proceeds in respect of Collateral directly and to apply or remit them as follows:

            (i) With respect to insurance proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in SECTION 4.8.

            (ii) With respect to insurance proceeds relating to Collateral consisting of Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds to the reduction of the Term Loans (applying such proceeds to the installments of the Term Loans in the inverse order of maturity), or at the option of the Required Lenders, may permit or require the Borrowers to use such money, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction; PROVIDED, HOWEVER, that so long as there does not then exist any Default or Event of Default, the Borrowers shall be permitted to use insurance proceeds relating to Collateral consisting of Fixed Assets in an aggregate amount not to exceed $150,000 with respect to any occurrence or $750,000 during the term of this Agreement, to replace, repair, restore or rebuild the relevant Fixed Assets, in the manner set forth in this sentence; and PROVIDED, FURTHER, that the Borrowers first (i) provide the Agent and the Required Lenders with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Agent and the Required Lenders and (ii) demonstrate to the reasonable satisfaction of the Agent and the Required Lenders that the funds available to it will be sufficient to complete such project in the manner provided therein.

      9.6   CONDEMNATION.

      (a) Each Borrower shall, immediately upon learning of the institution of any proceeding for the condemnation or other taking of any material portion of its property, notify the Agent of the pendency of such proceeding, and agrees that the Agent may participate in any such proceeding, and each Borrower from time to time will deliver to the Agent all instruments reasonably requested by the Agent to permit such participation.

      (b) The Agent is hereby authorized to collect the proceeds of any condemnation claim or award directly, and to apply or remit them as follows:

            (i) With respect to condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in SECTION 4.8.

            (ii) With respect to condemnation proceeds relating to Collateral consisting of Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Term Loans (applying such proceeds to the installments of the Term Loans in the inverse order of maturity), or at the option of the Required Lenders, may permit or require the Borrowers to use such money, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the condemnation; PROVIDED, HOWEVER, that so long as there does not then exist any Default or Event of Default, the Borrowers shall be permitted to use proceeds relating to Collateral consisting of Fixed Assets in an aggregate amount not to exceed $50,000 with respect to any occurrence or $250,000 during the term of this Agreement, to replace, repair, restore or rebuild the relevant Fixed Assets, in the manner set forth in this sentence; and PROVIDED, FURTHER, that plans and specifications for any such repair or restoration shall be reasonably satisfactory to the Agent and the Required Lenders and shall be subject to the reasonable approval of the Agent and the Required Lenders.

      9.7   ENVIRONMENTAL LAWS.

      (a) Each Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in compliance in all material respects with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Each Borrower shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

      (b) Without limiting the generality of the foregoing, each Borrower shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue. The Agent or any Lender may request copies of technical reports prepared by any Borrower and its communications with any Governmental Authority to determine whether such Borrower or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. Each Borrower shall, at the Agent's or the Required Lenders' request and at the Borrowers' expense, (i) retain an independent environmental engineer reasonably acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change in any material respect.

      9.8   COMPLIANCE WITH ERISA.

      Each Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to
Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA

      9.9   MERGERS, CONSOLIDATIONS OR SALES.

      Neither any Borrower nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (i) a Borrower may be a party to a transaction of merger or consolidation with another Borrower, provided that if the Parent is a party to such transaction, the Parent shall be the surviving entity, (ii) for transfers of property between Borrowers,
(iii) a Subsidiary that is not a Borrower may (a) merge or consolidate with or into (x) a Borrower, so long as such Borrower is the surviving entity, or (y) another Subsidiary that is not a Borrower or (b) transfer property to a Borrower or another Subsidiary that is not a Borrower, (iv) for sales of Inventory in the ordinary course of its business, (v) for sales or other dispositions of Equipment in the ordinary course of business that are obsolete or no longer useable by such Borrower in its business as permitted by SECTION 6.11, (vi) sales of accounts receivable to a Factor under a Factoring Agreement that is subject to an Assignment of Factoring Proceeds, (vii) the sale, for fair market value, of the condominium owned by the Borrowers in Banner Elk, North Carolina and (viii) a dissolution of a wholly owned Subsidiary that is no longer active and that has no material assets, PROVIDED that if such dissolving Subsidiary is a Borrower, (a) at least ten (10) Business Days prior written notice of such dissolution shall have been given to the Agent and the Lenders, and (b) the Agent shall have consented to such dissolution (such consent not to be unreasonably withheld) and executed appropriate releases with respect to such Borrower's obligations under the Loan Documents. The inclusion of proceeds in the definition of Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

      9.10  DISTRIBUTIONS; CAPITAL CHANGE; RESTRICTED INVESTMENTS.

      Neither any Borrower nor any of its Subsidiaries shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to a Borrower by its Subsidiaries, (ii) make any change in its capital structure which could reasonably be expected to have a Material Adverse Effect or (iii) make or maintain any Restricted Investment.

      9.11  TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS.

      Neither any Borrower nor any of its Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

      9.12  GUARANTIES.

      Neither any Borrower nor any of its Subsidiaries shall make, issue, or be or become liable on any Guaranty, except (a) Guaranties of the Obligations in favor of the Agent, (b) Guaranties of the obligations of the Parent under the Senior Note Indenture and the Senior Notes, (c) Guaranties by the Parent and Regal of trade creditors of the Foreign Subsidiaries in the ordinary course, (d) Guaranties by the Parent of Rubyco's existing Debt as shown on SCHEDULE 8.3, (e) Guaranties by ECA in connection with the IRB Financing, (f) Guaranties by the Parent of the purchase agreement obligations described on SCHEDULE 8.20, and (g) Guaranties of Debt permitted under SECTION 9.13 or of obligations permitted under SECTION 9.24

      9.13  DEBT.

      Neither any Borrower nor any of its Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers arising in the ordinary course of business; (c) other Debt existing on the Closing Date and reflected in the Financial Statements attached hereto as EXHIBIT C; (d) Debt described on
SCHEDULE 8.9; (e) purchase money Debt (including obligations under Capital Leases) incurred to provide all or a portion of the purchase price or costs of construction of an asset, PROVIDED that that (i) such Debt when incurred shall not exceed the purchase price or costs of construction of such asset, (ii) no such Debt shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) the aggregate principal outstanding amount of all such Debt shall not exceed $5,000,000 at any time outstanding; (f) Debt and obligations in an aggregate principal amount outstanding not to exceed $2,000,000 at any time outstanding owing under Hedge Agreements relating to the Obligations hereunder or entered into in the ordinary course of business to manage existing or anticipated risks and not for speculative purposes; (g) intercompany Debt owing from (i) a Borrower to (x) another Borrower or (y) a Subsidiary of a Borrower, PROVIDED that the terms of such intercompany Debt owing to a Subsidiary of a Borrower shall provide that (A) such Debt is fully subordinated in right and time of payment to the Obligations, (B) no principal on such Debt shall be due and payable prior to the Stated Termination Date, unless an earlier payment date is necessary for the Borrowers to avoid materially adverse tax consequences or to avoid violating an applicable statute or regulation, (C) payment of interest, principal and other amounts in respect of such Debt shall be payable only if no Default or Event of Default exists under this Agreement and (D) the aggregate amount required to be repaid (excluding interest to the extent required to avoid materially adverse tax consequences or to avoid violating an applicable statute or regulation) shall not exceed the amount borrowed, or (ii) a Subsidiary that is not a Borrower to a Borrower in connection with a loan made from such Borrower to such Subsidiary in accordance with SECTION 9.10(III); and (h) Guaranties permitted under SECTION 9.12.

      9.14  PREPAYMENT.

      Neither any Borrower nor any of its Subsidiaries shall voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement.

      9.15  TRANSACTIONS WITH AFFILIATES.

      Except as set forth below, neither any Borrower nor any of its Subsidiaries shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, while no Event of Default has occurred and is continuing, each Borrower and its Subsidiaries may engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Agent and the Lenders (unless otherwise expressly permitted herein), and no less favorable to such Borrower and its Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate.

      9.16  INVESTMENT BANKING AND FINDER'S FEES.

      Neither any Borrower nor any of its Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement, other than the fees payable to the Agent and the Lenders pursuant to the Agent's Fee Letter or this Agreement. Each Borrower shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that such Borrower is obligated to pay for any such fees, and all costs and expenses (including reasonable attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

      9.17  [INTENTIONALLY OMITTED.]

      9.18  BUSINESS CONDUCTED.

      No Borrower shall, nor shall it permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the same or substantially similar businesses in which such Borrower is engaged on the Closing Date.

      9.19  LIENS.

      Neither any Borrower nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

      9.20  SALE AND LEASEBACK TRANSACTIONS.

      Neither any Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for such Borrower or such Subsidiary to lease or rent property that such Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person, except to the extent permitted under SECTION 9.13(E).

      9.21  NEW SUBSIDIARIES.

      No Borrower shall, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on SCHEDULE 8.5, except with at least 30 days prior written notice to the Agent (or a lesser number of days as agreed by the Agent) and upon execution and delivery of such guaranties, security agreements, joinder agreements, corporate authority documents, legal opinions, etc. as the Agent may reasonably require.

      9.22  FISCAL YEAR.

      No Borrower shall change its Fiscal Year.

      9.23  CAPITAL EXPENDITURES.

      Neither any Borrower nor any of its domestic Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Parent and its domestic Subsidiaries on a consolidated basis would exceed $6,000,000 during any Fiscal Year.

      9.24  OPERATING LEASE OBLIGATIONS.

      Neither any Borrower nor any of its Subsidiaries shall enter into, or suffer to exist, any lease of real or personal property as lessee or sublessee (other than a Capital Lease), if, after giving effect thereto, the aggregate amount of Rentals (as hereinafter defined) payable by the Parent and its Subsidiaries on a consolidated basis in any Fiscal Year in respect of such lease and all other such leases would exceed $4,000,000 (Rentals up to such amount being referred to herein as "Permitted Rentals"). The term "Rentals" means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, property taxes, utility or maintenance costs, and insurance premiums.

      9.25  MINIMUM EBITDA.

      The Borrowers will maintain, as of the last day of each calendar month, EBITDA with respect to such month of at least the amount set forth below opposite the relevant period:

            CALENDAR MONTHS                          MINIMUM EBITDA
            ---------------                          --------------
    July, August and September, 2000                   $1,070,000
   October, November, December, 2000                   $1,095,000
     January, February, March, 2001                    $1,325,000
         April, May, June, 2001                        $1,275,000
               Thereafter                              $1,300,000

      9.26  [INTENTIONALLY OMITTED.]

      9.27  TOTAL AVAILABILITY.

      The Borrowers will maintain at all times Total Availability (after giving effect to any Pending Revolving Loans) of not less than the sum of (i)
$2,000,000 PLUS (ii) as of any date of determination, the Borrowers' mark-to-market swap exposure (as determined by the Agent on a weekly basis) under all Hedge Agreements as of such date; PROVIDED, HOWEVER, that (a) for the 15 days preceding the date of any payment of interest with respect to amounts outstanding under the Senior Notes, average Total Availability (after giving effect to any Pending Revolving Loans) shall be not less than $8,000,000 on a pro forma basis after giving effect to such payment, (b) for the 15 days preceding the date of any payment of principal with respect to the IRB Financing, average Total Availability (after giving effect to any Pending Revolving Loans) shall be not less than $6,000,000 on a pro forma basis after giving effect to such payment and (c) solely for purposes of this Section Agent Advances shall be excluded from the calculation of Total Availability to the extent that Agent Advances are made no more than two (2) times per calendar year, each Advance is outstanding no more than 30 days and no more than $750,000 is advanced in any calendar year.

      9.28  USE OF PROCEEDS.

      No Borrower shall, nor shall it suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of such Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

      9.29  FURTHER ASSURANCES.

      Each Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                                   ARTICLE 10
                              CONDITIONS OF LENDING

      10.1  CONDITIONS PRECEDENT TO MAKING OF LOANS ON THE CLOSING DATE.

      The obligation of the Lenders to make the initial Revolving Loans and the initial Term Loans on the Closing Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

      (a) This Agreement and the other Loan Documents (other than the Mortgages) shall have been executed by each party thereto and the Borrowers shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrowers before or on such Closing Date.

      (b) Upon making of the requested Revolving Loans (including such Revolving Loans made to finance the Closing Fee or otherwise as reimbursement for fees, costs and expenses then payable under this Agreement) and the issuance of any requested Letters of Credit or Credit Support on the Closing Date, and with all its obligations current, the Borrowers would have Total Availability in an amount no less than $9,000,000.

      (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

      (d) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made, the Letters of Credit to be issued and the Credit Support to be in place on such date.

      (e) The Agent and the Lenders shall have received such opinions of counsel for the Borrowers and their Subsidiaries as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

      (f) The Agent shall have received:

            (i) acknowledgment copies of proper financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions and such other instruments, in form and substance satisfactory to the Agent, as the Agent may deem necessary or desirable in order to perfect the Agent's Liens with respect to the Borrowers' personal property; and

            (ii) duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the property of the Borrowers and their Subsidiaries except Permitted Liens.

      (g) The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

      (h) The Agent shall have received evidence, in form, scope, and substance reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.

      (i) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

      (j) All proceedings taken in connection with the execution of this Agreement, the Term Loan Notes, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

      The acceptance by Borrowers of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrowers to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Parent, dated the Closing Date, to such effect.

      Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this SECTION 10.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this SECTION 10.1, and (iii) all documents sent to such Lender for approval, consent, or satisfaction were acceptable to such Lender.

      10.2 CONDITIONS PRECEDENT TO MAKING OF ADDITIONAL TERM LOANS ON THE TERM LOAN SECOND FUNDING DATE.

      The obligation of the Lenders to make the additional Term Loans on the TERM LOAN SECOND FUNDING DATE is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

      (a) The Mortgages shall have been executed by each party thereto and the Borrowers shall have performed and complied with all covenants, agreements and conditions contained therein which are required to be performed or complied with by the Borrowers before or on such Term Loan Second Funding Date.

      (b) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

      (c) No Default or Event of Default shall exist on the Term Loan Second Funding Date, or would exist after giving effect to the Loans to be made, the Letters of Credit to be issued and the Credit Support to be in place on such date.

      (d) The Agent and the Lenders shall have received such additional opinions of counsel for the Borrowers and their Subsidiaries as the Agent or any Lender shall request with respect to the Mortgages, each such opinion to be in a form, scope, and substance reasonably satisfactory to the Agent, the Lenders, and their respective counsel.

      (e) The Agent shall have received title policies, in form and substance reasonably acceptable to Agent, with respect to the Mortgages.

      (f) The Agent shall have received:

            (i) acknowledgment copies of proper financing statements, duly filed on or before the Term Loan Second Funding Date under the UCC of all jurisdictions and such other instruments, in form and substance satisfactory to the Agent, as the Agent may deem necessary or desirable in order to perfect the Agent's Liens granted under or in connection with the Mortgages; and

            (ii) duly executed UCC-3 Termination Statements and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Real Estate except Permitted Liens.

      (g) The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with the Mortgages, any of the other Loan Documents and the transactions contemplated thereby to the extent invoiced.

      (h) To the extent not required on the Closing Date, the Agent shall have received evidence, in form, scope, and substance reasonably satisfactory to the Agent, of all insurance coverage with respect to the Real Estate as required by this Agreement.

      (i) All proceedings taken in connection with the execution of the Mortgages and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

      The acceptance by the Borrowers of any Loans made on the Term Loan Second Funding Date shall be deemed to be a representation and warranty made by the Borrowers to the effect that all of the conditions precedent to the making of such Loans have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Parent, dated the Term Loan Second Funding Date, to such effect.

      10.3 CONDITIONS PRECEDENT TO EACH LOAN.

      The obligation of the Lenders to make each Loan, including the initial Revolving Loans and initial Term Loans to be funded on the Closing Date and the additional Term Loans to be funded on the Term Loan Second Funding Date, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

      (a) the following statements shall be true, and the acceptance by the Borrowers of any extension of credit shall be deemed to be a statement to the effect set forth in CLAUSES (I) AND (II) below, with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

            (i) The representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified by the Borrowers that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

            (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

      (b) The amount of the Borrowing Base (and the amount of the Borrower Base allocable to the applicable Borrower) shall be sufficient to make such Revolving Loans or issue such Letters of Credit without exceeding the Availability for the applicable Borrower or Total Availability, PROVIDED, HOWEVER, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of SECTIONS 2.2(H), (I) and (J).

                                   ARTICLE 11
                                DEFAULT; REMEDIES

      11.1 EVENTS OF DEFAULT.

      It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

      (a) any failure by the Borrowers to pay the principal of any of the Obligations when due, whether upon demand or otherwise;

      (b) any failure by the Borrowers,  and such failure shall continue for two
(2) or more Business Days, to pay interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

      (c) any representation or warranty made or deemed made by any Borrower in this Agreement or by any Borrower or any of its Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Borrower or any of its Subsidiaries at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

      (d) (i) any default shall occur shall in the observance or performance of any of the covenants and agreements contained in SECTION 6.9, SECTION 7.3(A) or
SECTION 9.9 through 9.28, inclusive;

            (ii) any default, and such default shall continue for two (2) or more Business Days, shall occur in the observance or performance of any of the covenants and agreements contained in SECTION 7.2(A), (B), (C), (D) or
      (E) or SECTION 7.3(B), (C), (D), (E), (F), (G), (H) or (I);

            (iii) any default, and such default shall continue for thirty (30) or more Business Days, shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement (other than those referred to in clauses (a), (b), (c), (d)(i) and (d)(ii) of this
      SECTION 11.1), any other Loan Documents, or any other agreement entered into at any time to which any Borrower or any Subsidiary and the Agent or any Lender are party (including in respect of any Bank Products), or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the Required Lenders) or become void or unenforceable, without the written consent of the Agent and the Required Lenders;

      (e) default shall occur with respect to any Debt For Borrowed Money (other than the Obligations) of any Borrower or any of its Subsidiaries in an outstanding principal amount which exceeds $500,000, or under any agreement or instrument under or pursuant to which any such Debt For Borrowed Money may have been issued, created, assumed, or guaranteed by any Borrower or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt For Borrowed Money to accelerate, the maturity of any such Debt For Borrowed Money; or any such Debt For Borrowed Money shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

      (f) any Borrower or any of its Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

      (g) an involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of any Borrower or any of its Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, proposal, action or proceeding shall not have been dismissed within a period of thirty
(30) days after its commencement or (ii) an order for relief against any Borrower or such Subsidiary shall have been entered in such proceeding;

      (h) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for any Borrower or any of its Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any material part of the property of any Borrower or any of its Subsidiaries;

      (i) any Borrower or any of its Subsidiaries shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof, except as otherwise permitted in SECTION 9.9;

      (j) all or any material part of the property of any Borrower or any of its Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any Borrower or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

      (k) any Guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

      (l) one or more judgments, orders, decrees or arbitration awards is entered against any Borrower involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of, together with all related liabilities affecting the other Borrowers, $500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

      (m) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Borrower or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

      (n) there occurs a Material Adverse Effect;

      (o) there is filed against any Borrower or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

      (p) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

      (q) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan,

Multi-employer  Plan or the PBGC in an  aggregate  amount in excess of $500,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $500,000; or (iii) any Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $500,000;

      (r) there occurs a Change of Control; or

      (s) a failure by the Borrowers to obtain, on or prior to March 31, 2001, a substitute letter of credit under, and in accordance with the terms of, the IRB Financing (to replace the letter of credit issued by AmSouth Bank of Alabama with respect to the IRB Financing).

      11.2 REMEDIES.

      (a) If a Default or an Event of Default exists, the Agent may (unless otherwise directed by the Required Lenders and after having attempted to contact each Lender), in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on any Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce (or increase in the case of reserves) one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Borrower: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; PROVIDED, HOWEVER, that upon the occurrence of any Event of Default described in SECTIONS 11.1(E), 11.1(F), 11.1(G), OR 11.1(H) (with respect to any Borrower), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (C) pursue its other rights and remedies under the Loan Documents and applicable law.

      (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on any Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrowers shall, upon the Agent's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrowers agree that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrowers if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) Business Days prior to such action to the Borrowers' address specified in or pursuant to SECTION 15.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrowers. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrowers agree that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, any Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and any Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Agent will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

      (c) If an Event of Default occurs and is continuing, each Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

      (d) The remedies exercisable by the Agent pursuant to this SECTION 11.2 shall not prejudice the rights of the Agent or any Lender to enforce its claims against the Borrowers.

                                   ARTICLE 12
                              TERM AND TERMINATION

      12.1 TERM AND TERMINATION.

      The term of this Agreement shall end on the Stated Termination Date. The Agent upon direction from the Required Lenders may terminate this Agreement without notice upon the occurrence and during the continuation of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrowers shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder or under any other Loan Document (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                   ARTICLE 13
         AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

      13.1 AMENDMENTS AND WAIVERS.

      No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrowers and acknowledged by the Agent, do any of the following:

      (a) increase or extend the Commitment of any Lender;

      (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

      (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

      (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

      (e) increase any of the percentages set forth in the definition of the Borrowing Base;

      (f) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

      (g)  release   Collateral  other  than  as  permitted  by  SECTION  14.12;

      (h) release any Borrower from its obligations under the Credit Documents (other than in accordance with the provisions of SECTION 9.9);

      (i) change the definitions of "Required Lenders"; or

      (j) increase the Maximum Revolver Amount or Unused Letter of Credit Subfacility;

PROVIDED, HOWEVER, the Agent may, in its sole discretion and notwithstanding the limitations contained in CLAUSES (E) AND (J) above and any other terms of this Agreement, make Revolving Loans (including Agent Advances) in an amount not to exceed $750,000 and, PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

      13.2  ASSIGNMENTS; PARTICIPATIONS.

      (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld) and prior consultation with the Parent, assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent or consultation with the Parent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $5,000,000); PROVIDED, HOWEVER, that the Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in the form of EXHIBIT F ("ASSIGNMENT AND Acceptance"), together with any note or notes subject to such assignment, and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,000.

      (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit
Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and
(ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

      (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Borrower to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such

Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

      (d) Immediately upon satisfaction of the requirements of SECTION 13.2(A), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender PRO TANTO.

      (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrowers (a "PARTICIPANT") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

      (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR
Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

      (g) In the event of an assignment or transfer (and subject to the due execution of any amendment, variation, accession memoranda or any other supplemental agreement or deed as may be required by the Agent hereunder), the following will apply, namely:

            (i) the rights and benefits so assigned or transferred shall consist of a solidary interest of such Lender in all of its rights and benefits hereunder and under the Agent's Liens, the Collateral and the other Loan Documents, the whole to the extent of the interest so assigned or transferred;

            (ii) the assignee/transferee party shall assume, to the exoneration of such Lender, the obligations of such Lender hereunder and under the other Loan Documents, to the extent of the interest so assigned or transferred;

            (iii) such Lender  shall be  released  from its  obligations  to the
                  Borrowers hereunder and under the other Loan Documents, to the extent of the interest so assigned or transferred;

            (iv) such assignment or transfer will not result in novation of the Commitments, the Obligations, or any other obligations under this Agreement, such novation being hereby expressly disclaimed;

            (v) the obligation of the assignee/transferee party to make Revolving Loans and/or advances of the Term Loan and to issue or arrange for the issuance of Letters of Credit will be the same obligation as that of such Lender before the assignment or transfer and not a new obligation, notwithstanding any release of such Lender from such obligation;

            (vi) the assignee/transferee party shall be a party hereto and, to the extent provided in any Assignment and Acceptance, have the rights and obligations of a Lender hereunder with the commitment as set forth therein, and the obligations of the Borrowers arising from any Loans advanced by, or Letters of Credit issued or arranged by the assignee/transferee party will form part of the Obligations, will be secured by the Agent's Liens and the Collateral and the assignee/transferee party, such Lender and the Agent will have a solidary interest therein in the same manner as if the assignee/transferee party had specifically been named as a Lender thereunder;

            (vii) subject  to  Section  14.12  and to the  rights of each of the
                  Borrowers under the Civil Code of Quebec not altered or waived by the terms hereof, the rights of such Lender, the Agent and the assignee/transferee party shall be solidary such that each of them shall be entitled to:

                  1. demand repayment of Loans outstanding from time to time in accordance with this Agreement;

                  2. exact the whole performance of the Obligations from the Borrowers;

                  3.    benefit from the Agent's Liens;

                  4. give a full acquittance of the Obligations (each Lender hereby agreeing to be bound by such acquittance); and

                  5.    exercise  all  rights  and  recourses   under  the  Loan
                        Documents with respect to the Collateral located, or deemed located, in Quebec;

                  the whole to the extent of the interest so assigned or transferred.

                                   ARTICLE 14
                                    THE AGENT

      14.1  APPOINTMENT AND AUTHORIZATION.

      Each Lender hereby designates and appoints the Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this ARTICLE 14. The provisions of this ARTICLE 14 are solely for the benefit of the Agent and the Lenders, and the Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to
SECTION 2.2(I), and (c) the exercise of remedies pursuant to SECTION 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

      14.2  DELEGATION OF DUTIES.

      The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

      14.3  LIABILITY OF AGENT.

      None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of such Borrower's Subsidiaries or Affiliates.

      14.4  RELIANCE BY AGENT.

      The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by SECTION 13.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

      14.5  NOTICE OF DEFAULT.

      The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or

Event of Default as may be requested by the Required  Lenders in accordance with
SECTION 11; PROVIDED, HOWEVER, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

      14.6  CREDIT DECISION.

      Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons

      14.7  INDEMNIFICATION.

      Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in SECTION 15.11; provided, HOWEVER, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

      14.8  AGENT IN INDIVIDUAL CAPACITY.

      The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower and its Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Bank or its Affiliates may receive information regarding any Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such Subsidiary) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

      14.9  SUCCESSOR AGENT.

      The Agent may resign as Agent upon 30 days notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder, provided that such successor Agent is either already a Lender hereunder or is reasonably acceptable to the Borrowers. If the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

      14.10 WITHHOLDING TAX.

      (a) Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code shall claim exemption from U.S. withholding tax under Sections 1441 or 1442 of the Code, and each such Lender agrees with and in favor of the Agent to deliver to the Agent:

            (i) if such Lender claims an exemption from withholding tax under a United States of America tax treaty, properly completed IRS Forms 1001 and W-8 (or any successor form(s)) before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

            (ii) if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 (or any successor form) before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

            (iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from United States of America withholding tax.

      Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption.

      (b) If any Lender claims exemption from withholding tax under a United States of America tax treaty by providing IRS Form 1001 (or any successor form) and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 (or any successor form) as no longer valid.

      (c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form 4224 (or any successor form) with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

      (d) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

      14.11 COLLATERAL MATTERS.

      (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the

Borrowers of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if a Borrower certifies to the Agent that the sale or disposition is made in compliance with
SECTION 9.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which no Borrower owned an interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; PROVIDED that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $500,000 during any one year period without the prior written authorization of the Lenders. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this
SECTION 14.11.

      (b) Upon receipt by the Agent of any  authorization  required  pursuant to
SECTION 14.11(A) from the Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the applicable Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

      (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

      14.12 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

      (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to any Borrower or any accounts of any Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Borrower, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

      (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrowers to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; PROVIDED, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

      14.13 AGENCY FOR PERFECTION.

      Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with
Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

      14.14 PAYMENTS BY AGENTS TO LENDERS.

      All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans, Term Loans or otherwise.

      14.15 CONCERNING THE COLLATERAL AND THE RELATED LOAN DOCUMENTS.

      Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

      14.16 FIELD AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS.

      By signing this Agreement, each Lender:

      (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent;

      (b) expressly agrees and acknowledges  that neither the Bank nor the Agent
(i) makes any  representation  or warranty as to the accuracy of any Report,  or
(ii) shall be liable for any information contained in any Report;

      (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers' books and records, as well as on representations of the Borrowers' personnel;

      (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

      (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to any Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of any Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

      14.17 RELATION AMONG LENDERS.

      The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

                                   ARTICLE 15
                                  MISCELLANEOUS

      15.1 NO WAIVERS; CUMULATIVE REMEDIES.

      No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by any Borrower of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

      15.2 SEVERABILITY.

      The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      15.3 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS.

      (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATES OF NEW YORK OR NORTH CAROLINA OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE WESTERN DISTRICT OF NORTH CAROLINA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING:

(1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

      (c) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE
(5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

      15.4 WAIVER OF JURY TRIAL.

      THE BORROWERS, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      15.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

      All of the Borrowers' representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

      15.6 OTHER SECURITY AND GUARANTIES.

      The Agent, may, without notice or demand and without affecting any Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

      15.7 FEES AND EXPENSES.

      The Borrowers agree to pay to the Agent, for its benefit, on demand, all reasonable costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) reasonable costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of any Borrower under the Loan Documents that such Borrower fails to pay or take; (f) reasonable costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and any Borrower's operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; and (i) reasonable costs and expenses (including Attorneys' Costs) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The Borrowers agree to pay to each Lender, on demand, all reasonable costs and expenses that such Lender actually pays or incurs following a Default or Event of Default or otherwise in connection with enforcement of the

Loan Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for such Lender). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Loan Account as Revolving Loans as described in
SECTION 4.7.

      15.8 NOTICES.

      Except as otherwise provided herein, all notices, demands, requests, consents, approvals, declarations and other communications that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                        If to the Agent or to the Bank:

                              Bank of America, N.A.
                              Bank of America Commercial Finance
                              600 Peachtree Street, 13th Floor
                              GA1-006-13-11
                              Atlanta, GA 30308
                              Attention:  Andrew Doherty
                              Telecopy No: (404) 607-6437

                        with a copy to:

                             Moore & Van Allen, PLLC
                             100 N. Tryon Street, 49th floor
                             Charlotte, NC 28202
                             Attention:  C. Wayne McKinzie, Esq.
                             Telecopy No. (704) 331-1159

                        If to any other Lender, at the address of such Lender specified on its signature page to this Agreement or in its applicable Assignment and Acceptance.

                        If to a Borrower:

                             [Name of Borrower]
                             c/o Worldtex, Inc.
                             915 Tate Boulevard, S.E., Suite 106
                             Hickory, NC 28602
                             Attention: Mitchell Setzer
                             Telecopy No. (828) 327-6417
                        with a copy to:

                             Hughes Hubbard & Reed LLP
                             One Battery Park Plaza
                             New York, NY 10004
                             Attention:  John Hoyns, Esq.
                             Telecopy No. (212) 422-4726

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      15.9 WAIVER OF NOTICES.

      Unless otherwise expressly provided herein, each Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on any Borrower which the Agent or any Lender may elect to give shall entitle any Borrower to any or further notice or demand in the same, similar or other circumstances.

      15.10 BINDING EFFECT.

      The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; PROVIDED, HOWEVER, that no interest herein may be assigned by any Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

      15.11 INDEMNITY OF THE AGENT AND THE LENDERS BY THE BORROWER.

      (a) The Borrowers agree to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES");

PROVIDED, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person and the provisions of this SECTION 15.11 shall not operate to waive or preclude a Borrower's right to institute an independent claim against any Indemnified Person for gross negligence or willful misconduct. The agreements in this Section shall survive payment of all other Obligations.

      (b) The Borrowers agree to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to any Borrower's operations, business or property, except to the extent resulting solely from any action taken by the Agent or any Lender (or an agent or representative thereof) with respect to any Collateral that has been foreclosed on by the Agent or such Lender. This indemnity will apply whether the hazardous substance is on, under or about any Borrower's property or operations or property leased to such Borrower. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

      15.12 LIMITATION OF LIABILITY.

      NO CLAIM MAY BE MADE BY THE AGENT, ANY BORROWER, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, ANY BORROWER OR THE AFFILIATES, DIRECTORS, OFFICERS, OFFICERS, EMPLOYEES, OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE BORROWERS, THE AGENT AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

      15.13 FINAL AGREEMENT.

      This Agreement and the other Loan Documents are intended by the Borrowers, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of the Agent and the requisite Lenders.

      15.14 COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

      15.15 CAPTIONS.

      The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

      15.16 RIGHT OF SETOFF.

      In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by each Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of such Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

      15.17 JOINT AND SEVERAL LIABILITY.

      Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

      Each Borrower shall be jointly and severally liable for all amounts due to the Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Loans made to it, and each Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each Borrower.

      Each Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (ii) the absence of any attempt to collect the Obligations from the other Borrowers, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same,
(iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrowers, (v) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrowers, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Agent's and/or any Lender's claim(s) for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrowers. With respect to each Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans or other extensions of credit made to either of the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full and the Loan Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent and/or any Lender now has or may hereafter have against such Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of the Borrowers to the Agent and/or any Lender.

      Upon the occurrence and during the continuation of any Event of Default, the Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations.

      15.18 CONTRIBUTION AND INDEMNIFICATION AMONG THE BORROWERS.

      The Borrowers are obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's "Allocable Amount" (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101 (31) of the Bankruptcy Code,
Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or
Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

      15.19 AGENCY OF THE PARENT FOR EACH OTHER BORROWER.

      Each of the other Borrowers appoints the Parent as its agent for all purposes relevant to this Agreement, including the giving and receipt of notices and execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all of the Borrowers or acting singly, shall be valid and effective if given or taken only by the Parent, whether or not any of the other Borrowers joins therein.

      IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                       "BORROWERS"

                                       Worldtex, Inc.
                                       Regal Manufacturing Company, Inc.
                                       Elastic Corporation of America, Inc.
                                       Willcox & Gibbs Filix of Delaware, Inc.
                                       Regal Yarns of Argentina, Inc.
                                       WTX Colombia I, Inc.
                                       WTX Colombia II, Inc.

                                       By:____________________________________
                                       Name:__________________________________
                                       Title:_________________________________

                                       "AGENT"

                                       Bank of America, N.A., as the Agent

                                       By:___________________________________
                                       Name:_________________________________
                                       Title:________________________________

                                       "LENDERS"

Commitment:  $29,500,000               Bank of America, N.A., as a Lender

Pro Rata Share:  62.105%               By:___________________________________
                                       Name:  Andrew A. Doherty
                                       Title:  Vice President

Commitment:  $18,000,000               Fleet Capital Corporation, a Rhode
                                       Island corporation, as a Lender
Pro Rata Share:  37.895%
                                       By:___________________________________
                                       Name:_________________________________
                                       Title:________________________________



Address for Notices:

 Fleet Capital Corporation
 6100 Fairview Road
 Charlotte, NC 28210
 Attention:  Roland J. Robinson
 Telecopy No: (704) 553-6738

                                    EXHIBIT A

                                FORM OF TERM NOTE

$_________________                                                 July 25, 2000

            FOR VALUE RECEIVED, Worldtex, Inc., Regal Manufacturing Company, Inc. and Elastic Corporation of America, Inc., each a Delaware corporation, and such other Borrowers which are signatories to the Loan Agreement (hereinafter defined) (each a "BORROWER" and collectively, the "BORROWERS"), hereby promise, jointly and severally, to pay to the order of __________________________, its successors and assigns (the "LENDER"), at the office of Bank of America, N.A., as Agent (the "AGENT"), at 600 Peachtree Street, 13th Floor, Atlanta, GA 30308 (or at such other place or places as the holder hereof may designate), at the times set forth below, but in no event later than the Termination Date defined in the Loan and Security Agreement dated as of July 25, 2000 among the Borrowers, the lenders party thereto and the Agent (as it may be amended, modified, restated or supplemented from time to time, the "LOAN AGREEMENT"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement), in Dollars and in immediately available funds, the principal amount of ________________________DOLLARS ($____________) (or, if
less, the Lender's Pro Rata Share of the Term Loan Amount), and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates selected in accordance with Section
3.1 of the Loan Agreement.

      Principal hereunder shall mature in nineteen (19) quarterly installments of principal. Each of the first eighteen (18) installments of principal shall be in an amount equal to the Lender's Pro Rata Share of five percent (5%) of the Term Loan Amount and shall be payable on the first day of each calendar quarter, commencing on January 1, 2001 and ending on April 1, 2005, and the final installment of principal shall be in an amount equal to the Lender's Pro Rata Share of the then remaining principal balance of the Term Loan Notes, and shall be payable on the Stated Termination Date

      Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1(b) of the Loan Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Loan Agreement, this Note and all other indebtedness of the Borrowers to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrowers.

      In the event this Note is not paid when due at any stated or accelerated maturity, the Borrowers agree to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

      This Note and the Loans evidenced hereby may be transferred in whole or in part pursuant to the terms of Section 13.2 of the Loan Agreement.

      IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.


                                    Worldtex, Inc.,
                                    a Delaware corporation

                                    By:___________________________________

                                    Title:________________________________


                                    Regal Manufacturing Company, Inc.,
                                    a Delaware corporation

                                    By:___________________________________

                                    Title:________________________________


                                    Elastic Corporation of America, Inc.,
                                    a Delaware corporation

                                    By:___________________________________

                                    Title:________________________________


                                    Willcox & Gibbs Filix of Delaware, Inc., a Delaware corporation

                                    By:___________________________________

                                    Title:________________________________

                                    Regal Yarns of Argentina, Inc.,
                                    a North Carolina corporation

                                    By:___________________________________

                                    Title:________________________________


                                    WTX Colombia I, Inc.,
                                    a Delaware corporation

                                    By:___________________________________

                                    Title:________________________________


                                    WTX Colombia II, Inc.,
                                    a Delaware corporation

                                    By:___________________________________

                                    Title:________________________________

                                    EXHIBIT B

                       FORM OF BORROWING BASE CERTIFICATE


                                   (attached)

                                    EXHIBIT C

                              FINANCIAL STATEMENTS


                                   (attached)

                                    EXHIBIT D

                           FORM OF NOTICE OF BORROWING


                                                   Date:  ______________, 200_



To: Bank of America, N.A., as Agent for the Lenders who are parties to the Loan and Security Agreement dated as of July 25, 2000 (as extended, renewed, amended or restated from time to time, the "Loan and Security Agreement") among Worldtex, Inc., Regal Manufacturing Company, Inc. and Elastic Corporation of America, Inc., each a Delaware corporation, and such other Borrowers which are signatories thereto, certain Lenders which are signatories thereto and Bank of America, N.A., as Agent

Ladies and Gentlemen:

      The undersigned, [applicable Borrower], refers to the Loan and Security Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

      1. The Business Day of the proposed Borrowing is , 200_ .

      2. The aggregate amount of the proposed Borrowing is $ .

      3. The Borrowing is to be comprised of $ of Base Rate Loans and $ of LIBOR Rate Loans.

      4. The duration of the Interest Period for the LIBOR Rate Loans, if any, included in the Borrowing shall be _____ month(s).

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

            (a) The representations and warranties of the Borrowers contained in the Loan and Security Agreement are true and correct in all material respects as though made on and as of such date;

            (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

            (c) The proposed Borrowing will not exceed the Availability for the undersigned Borrower or Total Availability or cause the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit to exceed the combined Commitments of the Lenders.

                                          [applicable Borrower]

                                          By:___________________________________
                                          Title:________________________________

                                    EXHIBIT E

                   FORM OF NOTICE OF CONTINUATION/CONVERSION

Date:  ______________, 200_

To: Bank of America, N.A., as Agent for the Lenders who are parties to the Loan and Security Agreement dated as of July 25, 2000 (as extended, renewed, amended or restated from time to time, the "Loan Agreement") among Worldtex, Inc., Regal Manufacturing Company, Inc. and Elastic Corporation of America, Inc., each a Delaware corporation, and such other Borrowers which are signatories thereto, certain Lenders which are signatories thereto and Bank of America, N.A., as Agent

Ladies and Gentlemen:

      The undersigned, [applicable Borrower], refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

      1. The Continuation/Conversion Date is ____________, 200_ .

      2. The aggregate amount of the Loans to be [converted] [continued] is $______________.

      3. The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

      4. The duration of the Interest Period for the LIBOR Rate Loans included in the [conversion] [continuation] shall be ____ month(s). -

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

            (a) The representations and warranties of the Borrowers contained in the Loan and Security Agreement are true and correct in all material respects as though made on and as of such date;

            (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

            (c) The proposed [conversion][continuation] will not cause the aggregate principal amount of all outstanding Revolving Loans PLUS the aggregate amount available for drawing under all outstanding Letters of Credit to exceed the Total Availability or the combined Commitments of the Lenders.

                                          [applicable Borrower]

                                          By:___________________________________
                                          Title:________________________________

                                    EXHIBIT F

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

      This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "ASSIGNMENT AND ACCEPTANCE") dated as of ____________________, 200_ is made between ______________________________ (the "ASSIGNOR") and __________________________
(the "ASSIGNEE").

                                    RECITALS

      WHEREAS, the Assignor is party to that certain Loan and Security Agreement dated as of July 25, 2000 (as amended, amended and restated, modified, supplemented or renewed, the "LOAN AGREEMENT") among Worldtex, Inc., Regal Manufacturing Company, Inc. and Elastic Corporation of America, Inc., each a Delaware corporation, and such other Borrowers which are signatories thereto, the several financial institutions from time to time party thereto (including the Assignor, the "LENDERS"), and Bank of America, N.A., as agent for the Lenders (the "AGENT"). Any terms defined in the Loan Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Loan Agreement;

      WHEREAS, as provided under the Loan Agreement, the Assignor has committed to making Loans (the "COMMITTED LOANS") to the Borrowers in an aggregate amount not to exceed $__________ (the "COMMITMENT");

      WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Borrowers;

      WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders' liabilities under Letters of Credit in an aggregate principal amount of $____________ (the "L/C OBLIGATIONS")] [no Letters of Credit are outstanding under the Loan Agreement]; and

      WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Loan Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $__________ (the "ASSIGNED AMOUNT") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

      NOW,  THEREFORE,   in  consideration  of  the  foregoing  and  the  mutual
agreements contained herein, the parties hereto agree as follows:

      1. ASSIGNMENT AND ACCEPTANCE.

            (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "ASSIGNEE'S PERCENTAGE SHARE") of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the Loan Documents.

            (b) With  effect on and  after the  Effective  Date (as  defined  in
      Section 5 hereof), the Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 5.1 and 5.3 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

            (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________ and the Assignee's Pro Rata Share of all Commitments will be ______%.

            (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________ and the Assignor's Pro Rata Share of all Commitments will be ______%.

      2. PAYMENTS.

            (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

            (b) The Assignee further agrees to pay to the Agent a processing fee in the amount specified in Section 13.2(a)(iii) of the Loan Agreement.

      3. REALLOCATION OF PAYMENTS.

      Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

      4. INDEPENDENT CREDIT DECISION.

      The Assignee (a) acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrower, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

      5. EFFECTIVE DATE; NOTICES.

            (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 200_ (the "EFFECTIVE DATE"); PROVIDED that the following conditions precedent have been satisfied on or before the Effective Date:

            (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

            (ii) if applicable, the consent of the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

            (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

            (iv) the Assignee shall have complied with Section 14.10 of the Loan Agreement (if applicable);

            (v) the  processing  fee  referred to in Section  2(b) hereof and in
      Section 13.2(a)(iii) of the Loan Agreement shall have been paid to the Agent; and

            (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Parent and the Agent for acknowledgment by the Agent, a Notice of Assignment in the form attached hereto as SCHEDULE 1.

      6. [AGENT. [INCLUDE ONLY IF ASSIGNOR IS AGENT]

            (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Loan Agreement.

            (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Loan Agreement.]

      7. WITHHOLDING TAX.

      The Assignee (a) represents and warrants to the Lender, the Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Borrowers prior to the time that the Agent or any Borrower is required to make any payment of principal, interest or fees under the Loan Agreement, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 (or any successor form) or U.S. Internal Revenue Service Form 1001 (or any successor form) (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 (or any successor form (s)) upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

      8. REPRESENTATIONS AND WARRANTIES.

            (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim;
      (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

            (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers, or the performance or observance by the Borrowers, of any of their respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

            (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

      9. FURTHER ASSURANCES.

      The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrowers or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

      10. MISCELLANEOUS.

            (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

            (b) All payments made hereunder shall be made without any set-off or counterclaim.

            (c) The Assignor  and the Assignee  shall each pay its own costs and
      expenses  incurred  in  connection  with  the  negotiation,   preparation,
      execution and performance of this Assignment and Acceptance.

            (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

            (e)  THIS  ASSIGNMENT  AND  ACCEPTANCE  SHALL  BE  GOVERNED  BY  AND
      CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in the State of New York or the Southern District of New York, respectively, over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

            (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                                       [ASSIGNOR]


                                          By:___________________________________
                                          Title:________________________________

                                          By:___________________________________
                                          Title:________________________________

                                          Address:______________________________

                                                       [ASSIGNEE]


                                          By:___________________________________
                                          Title:________________________________

                                          By:___________________________________
                                          Title:________________________________

                                          Address:______________________________

                                   SCHEDULE 1

                       NOTICE OF ASSIGNMENT AND ACCEPTANCE

                                                         _______________, 200_

Bank of America, N.A.
600 Peachtree Street, 13th Floor
GA1-006-13-11
Atlanta, GA  30308
Attention:  Andrew Doherty

Re:  [Name and Address of Borrower]

Ladies and Gentlemen:

      We refer to the Loan and Security Agreement dated as of July 25, 2000 (as amended, amended and restated, modified, supplemented or renewed from time to time the "LOAN AGREEMENT") among Worldtex, Inc., Regal Manufacturing Company, Inc. and Elastic Corporation of America, Inc. each a Delaware corporation, and such other Borrowers which are signatories thereto, the Lenders referred to therein and Bank of America, N.A., as agent for the Lenders (the "AGENT"). Terms defined in the Loan Agreement are used herein as therein defined.

      1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Loan Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor's participation in the Letters of Credit) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand and agree that the Assignor's Commitment, as of , 200_, is $ ___________, the aggregate amount of its outstanding Loans is $_____________, and its participation in L/C Obligations is $_____________.

      2. The Assignee agrees that, upon receiving the consent of the Agent and, if applicable, the Parent, to such assignment, the Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Loan Agreement.

      3. The following administrative details apply to the Assignee:

            (A)   Notice Address:
                  Assignee name: ________________________________
                  Address:       ________________________________
                       Attention: _______________________________
                       Telephone:  (___) ________________________
                       Telecopier: (___) ________________________
                       Telex (Answerback): ______________________

            (B)   Payment Instructions:
                  Account No.: __________________________________
                       At: ______________________________________
                       Reference: _______________________________
                       Attention: _______________________________

      4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                          Very truly yours,

                                          [NAME OF ASSIGNOR]

                                          By:___________________________________
                                          Title:________________________________

                                          [NAME OF ASSIGNEE]

                                          By:___________________________________
                                          Title:________________________________

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

Bank of America, N.A.
as Agent

By:___________________________________
Title:________________________________